                AGREEMENT AND PLAN OF REORGANIZATION

                            BY AND AMONG

                     PROBUSINESS SERVICES, INC.

                      RUNWAY ACQUISITION CORP.,

                            CLEMCO, INC.,

               AND, WITH RESPECT TO ARTICLE VII ONLY,

                 THOMAS CLEMENTS AND CHARLES JOHNSON,

                AS STOCKHOLDER REPRESENTATIVES, AND,

                  WITH RESPECT TO SECTION 7.7 ONLY,

          THOMAS CLEMENTS, BRADLEY ZEITLIN AND ROBERT ANDES

                                AND

                       U.S. BANK TRUST, N.A.,

                           AS ESCROW AGENT

                     DATED AS OF APRIL 27, 1999

                          INDEX OF EXHIBITS

EXHIBIT          DESCRIPTION
-------          -----------
Exhibit A        Form of Delaware Certificate of Merger

Exhibit B        Form of Georgia Certificate of Merger

Exhibit C        Form of Letter of Transmittal

Exhibit D        Form of Affiliate Agreement

Exhibit E        Form of Registration Rights Agreement

Exhibit F-1      Form of Legal Opinion of Counsel to the Parent

Exhibit F-2      Form of Legal Opinion of Counsel to the Company

Exhibit G        Form of Noncompetition Agreement

Exhibit H        Form of Stockholder Certificate

Exhibit I        Escrow Agent Fee Schedule

                          TABLE OF CONTENTS

                                                                           PAGE
ARTICLE I - THE MERGER . . . . . . . . . . . . . . . . . . . . . . . . . .   2
 1.1       The Merger. . . . . . . . . . . . . . . . . . . . . . . . . . .   2
 1.2       Effective Time. . . . . . . . . . . . . . . . . . . . . . . . .   2
 1.3       Effect of the Merger. . . . . . . . . . . . . . . . . . . . . .   2
 1.4       Certificate of Incorporation; Bylaws. . . . . . . . . . . . . .   2
 1.5       Directors and Officers. . . . . . . . . . . . . . . . . . . . .   3
 1.6       Effect of Merger on the Capital Stock of the
           Constituent Corporations. . . . . . . . . . . . . . . . . . . .   3
 1.7       Dissenting Shares . . . . . . . . . . . . . . . . . . . . . . .   6
 1.8       Surrender of Certificates . . . . . . . . . . . . . . . . . . .   6
 1.9       No Further Ownership Rights in Company Capital Stock. . . . . .   8
 1.10      Dissenting Shares After Payment of Fair Value . . . . . . . . .   8
 1.11      Tax and Accounting Consequences . . . . . . . . . . . . . . . .   8
 1.12      Taking of Necessary Action; Further Action. . . . . . . . . . .   8

ARTICLE II - REPRESENTATIONS AND WARRANTIES OF THE COMPANY . . . . . . . .   9

 2.1       Organization of the Company . . . . . . . . . . . . . . . . . .   9
 2.2       Subsidiary. . . . . . . . . . . . . . . . . . . . . . . . . . .   9
 2.3       Company Capital Structure . . . . . . . . . . . . . . . . . . .  10
 2.4       Authority . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
 2.5       No Conflict . . . . . . . . . . . . . . . . . . . . . . . . . .  11
 2.6       Consents. . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
 2.7       Company Financial Statements. . . . . . . . . . . . . . . . . .  12
 2.8       No Undisclosed Liabilities. . . . . . . . . . . . . . . . . . .  13
 2.9       No Changes. . . . . . . . . . . . . . . . . . . . . . . . . . .  13
 2.10      Tax Matters . . . . . . . . . . . . . . . . . . . . . . . . . .  15
 2.11      Restrictions on Business Activities . . . . . . . . . . . . . .  16
 2.12      Title of Properties; Absence of Liens and Encumbrances;
           Condition of Equipment. . . . . . . . . . . . . . . . . . . . .  17
 2.13      Intellectual Property . . . . . . . . . . . . . . . . . . . . .  18
 2.14      Agreements, Contracts and Commitments . . . . . . . . . . . . .  22
 2.15      Interested Party Transactions . . . . . . . . . . . . . . . . .  23
 2.16      Governmental Authorization. . . . . . . . . . . . . . . . . . .  23
 2.17      Litigation. . . . . . . . . . . . . . . . . . . . . . . . . . .  23
 2.18      Accounts Receivable . . . . . . . . . . . . . . . . . . . . . .  23
 2.19      Minute Books. . . . . . . . . . . . . . . . . . . . . . . . . .  24
 2.20      Brokers' and Finders' Fees; Third Party Expenses. . . . . . . .  24
 2.21      Employee Benefit Plans and Compensation . . . . . . . . . . . .  24
 2.22      Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
 2.23      Compliance with Laws. . . . . . . . . . . . . . . . . . . . . .  28
 2.24      Pooling of Interests. . . . . . . . . . . . . . . . . . . . . .  28

                                      -i-

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB . . . . . .  28

 3.1       Organization, Standing and Power. . . . . . . . . . . . . . . .  28
 3.2       Authority . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
 3.3       Merger Shares . . . . . . . . . . . . . . . . . . . . . . . . .  29
 3.4       SEC Documents; Parent Financial Statements. . . . . . . . . . .  29
 3.5       No Conflict . . . . . . . . . . . . . . . . . . . . . . . . . .  29
 3.6       Consents. . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
 3.7       Pooling of Interests. . . . . . . . . . . . . . . . . . . . . .  30

ARTICLE IV - [INTENTIONALLY LEFT BLANK]. . . . . . . . . . . . . . . . . .  30

ARTICLE V - ADDITIONAL AGREEMENTS. . . . . . . . . . . . . . . . . . . . .  30

 5.1       Sale of Shares. . . . . . . . . . . . . . . . . . . . . . . . .  30
 5.2       Confidentiality . . . . . . . . . . . . . . . . . . . . . . . .  30
 5.3       Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
 5.4       FIRPTA Compliance . . . . . . . . . . . . . . . . . . . . . . .  30
 5.5       Affiliate Agreements. . . . . . . . . . . . . . . . . . . . . .  31
 5.6       Additional Documents and Further Assurances . . . . . . . . . .  31
 5.7       Tax-Free Reorganization . . . . . . . . . . . . . . . . . . . .  31
 5.8       Pooling Accounting. . . . . . . . . . . . . . . . . . . . . . .  31

ARTICLE VI - DELIVERIES AT CLOSING . . . . . . . . . . . . . . . . . . . .  31

 6.1       Deliveries to the Company . . . . . . . . . . . . . . . . . . .  31
 6.2       Deliveries to Parent. . . . . . . . . . . . . . . . . . . . . .  32

ARTICLE VII - SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
  INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32

 7.1       Survival of Representations and Warranties. . . . . . . . . . .  32
 7.2       Escrow Arrangements . . . . . . . . . . . . . . . . . . . . . .  33
 7.3       Parent Indemnity. . . . . . . . . . . . . . . . . . . . . . . .  38
 7.4       Stockholder Representatives . . . . . . . . . . . . . . . . . .  38
 7.5       Third Party Claim . . . . . . . . . . . . . . . . . . . . . . .  39
 7.6       Exclusive Remedy. . . . . . . . . . . . . . . . . . . . . . . .  40
 7.7       Limitations on Representations and Warranties . . . . . . . . .  41

ARTICLE VIII - [INTENTIONALLY LEFT BLANK]. . . . . . . . . . . . . . . . .  41

ARTICLE IX - GENERAL PROVISIONS. . . . . . . . . . . . . . . . . . . . . .  41

                                      -ii-

 9.1       Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
 9.2       Interpretation. . . . . . . . . . . . . . . . . . . . . . . . .  43
 9.3       Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . .  44
 9.4       Entire Agreement; Assignment. . . . . . . . . . . . . . . . . .  44
 9.5       Severability. . . . . . . . . . . . . . . . . . . . . . . . . .  44
 9.6       Other Remedies. . . . . . . . . . . . . . . . . . . . . . . . .  44
 9.7       Governing Law . . . . . . . . . . . . . . . . . . . . . . . . .  44
 9.8       Rules of Construction . . . . . . . . . . . . . . . . . . . . .  44
 9.9       Amendment . . . . . . . . . . . . . . . . . . . . . . . . . . .  44

                                                                    EXHIBIT 2
                         AGREEMENT AND PLAN OF REORGANIZATION


     This AGREEMENT AND PLAN OF REORGANIZATION (the "AGREEMENT") is made and entered into as of April 27, 1999 among ProBusiness Services, Inc., a Delaware corporation ("PARENT"), Runway Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("SUB"), Clemco, Inc., a Georgia corporation (the "COMPANY"), and, with respect to Article VII only, Thomas Clements and Charles Johnson, as Stockholder Representatives, and, with respect to Section 7.7 only, Thomas Clements, Bradley Zeitlin and Robert Andes and U.S. Bank Trust, N.A. as Escrow Agent.

                                       RECITALS

     A. The Boards of Directors of each of the Company, Parent and Sub believe it is in the best interests of each company and their respective stockholders that Parent acquire the Company through the statutory merger of Sub with and into the Company (the "MERGER") and, in furtherance thereof, have approved the Merger.

     B. Pursuant to the Merger, among other things, all of the issued and outstanding shares of capital stock of the Company and all outstanding warrants and other rights to receive shares of the Company's capital stock shall be converted into the right to receive shares of common stock of Parent.

     C. A portion of the shares of common stock of Parent otherwise issuable by Parent in connection with the Merger shall be placed in escrow by Parent for purposes of satisfying damages, losses, expenses and other similar charges which result from breaches of the representations, warranties and covenants of the Company contained herein.

     D. The parties intend that the Merger shall (i) constitute a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "CODE") and (ii) qualify for accounting treatment as a pooling of interests.

     E. The Company, on the one hand, and Parent and Sub, on the other hand, desire to make certain representations, warranties, covenants and other agreements in connection with the Merger.

     NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the parties agree as follows:

                                      ARTICLE I

                                     THE MERGER

     1.1 THE MERGER. At the Effective Time (as defined in SECTION 1.2) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the Delaware General Corporation Law ("DELAWARE LAW") and the applicable provisions of the Georgia Business Corporation Code ("GEORGIA LAW"), Sub shall be merged with and into the Company, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation and as a wholly-owned subsidiary of Parent. The surviving corporation after the Merger is hereinafter sometimes referred to as the "SURVIVING CORPORATION."

     1.2 EFFECTIVE TIME. The closing of the Merger (the "CLOSING") will take place simultaneously with the execution of this Agreement at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, California, unless another place is agreed to in writing by Parent and the Company. The date upon which the Closing actually occurs is herein referred to as the "CLOSING DATE." On the Closing Date, the parties hereto shall cause the Merger to be consummated by (i) filing a Certificate of Merger (or like instrument) substantially in the form attached hereto as EXHIBIT A (the "DELAWARE CERTIFICATE OF MERGER") with the Secretary of State of the State of Delaware, in accordance with the applicable provisions of Delaware Law and (ii) filing a Certificate of Merger, in substantially the form attached hereto as EXHIBIT B (the "GEORGIA CERTIFICATE OF MERGER"), with the Secretary of State of Georgia in accordance with the applicable provisions of Georgia Law (the later of the time of acceptance by the Secretary of State of the State of Delaware of the Delaware Certificate of Merger and the time of acceptance by the Secretary of State of the State of Georgia of the Georgia Certificate of Merger being referred to herein as the "EFFECTIVE TIME").

     1.3 EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Delaware Law and Georgia Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Sub shall become the debts, liabilities and duties of the Surviving Corporation.

     1.4   CERTIFICATE OF INCORPORATION; BYLAWS.

           (a) Unless otherwise determined by Parent prior to the Effective Time, at the Effective Time, the Certificate of Incorporation of the Company shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Certificate of Incorporation.

           (b) The Bylaws of Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended.

     1.5 DIRECTORS AND OFFICERS. The directors of the Surviving Corporation immediately after the Effective Time shall be the directors of Sub immediately prior to the Effective Time, each to hold the office of director of the Surviving Corporation in accordance with the provisions of the applicable laws of the State of Delaware and the Certificate of Incorporation and Bylaws of the Surviving Corporation until their successors are duly qualified and elected. The officers of the Surviving Corporation immediately after the Effective Time shall be the officers of Sub immediately prior to the Effective Time, each to hold office in accordance with the provisions of the Bylaws of the Surviving Corporation.

     1.6   EFFECT OF MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT
CORPORATIONS.

           (a) CERTAIN DEFINITIONS. For all purposes of this Agreement, the following terms shall have the following meanings:

                 "CLOSING PRICE" shall mean $39.30, which equals the average closing sale price of the Parent Common Stock as reported on the Nasdaq National Market for the ten (10) consecutive trading days ending on the second business day prior to the date hereof.

                 "COMMON SHARE EQUIVALENT NUMBER" means the aggregate of Company Options and Company Warrants outstanding immediately prior to the Effective Time, a number equal to 760,442.

                 "COMPANY CAPITAL STOCK" means the total of 15,733,600 shares of common stock of the Company, no par value, outstanding immediately prior to the Effective Time.

                 "COMPANY OPTIONS" shall mean all issued and outstanding options or other rights (other than Company Warrants) to acquire or receive from the Company Shares of Company Capital Stock (whether or not vested).

                 "COMPANY WARRANTS" shall mean all issued and outstanding warrants to acquire Company Capital Stock.

                 "EXCHANGE RATIO" shall be equal to 0.109, which represents the quotient obtained by dividing (i) the Merger Shares (as defined below) by
(ii) the sum of (A) the total number of shares of Company Capital Stock that are issued and outstanding immediately prior to the Effective Time and (B) the Common Share Equivalent Number.

                 "KNOWLEDGE" or "KNOWLEDGE" means the actual knowledge of such person, and, if such person is a corporation, means the actual knowledge of such corporation's officers and directors and if such person is a limited partnership means the actual knowledge of such limited partnership's general partners.

                 "MERGER SHARES" means 1,797,932, which represents the number of shares of Parent Common Stock equal to the quotient obtained by dividing the Total Consideration by the Closing Price.

                 "PARENT COMMON STOCK" shall mean shares of the common stock, par value $0.001 per share, of Parent.

                 "PRINCIPAL STOCKHOLDER" shall mean Thomas Clements, Brad Zeitlin, and Rob Andes, individually.

                 "STOCKHOLDER" shall mean each holder of any Company Capital Stock immediately prior to the Effective Time.

                 "TOTAL CONSIDERATION" shall mean an amount equal to $70,659,725.

           (b) EFFECT ON CAPITAL STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of Sub, the Company or the Stockholders, each share of Company Capital Stock issued and outstanding immediately prior to the Effective Time (other than any Dissenting Shares (as defined in SECTION 1.7)) will be canceled and extinguished and be converted automatically into the right to receive, upon surrender of the certificate representing such share of Company Capital Stock in the manner provided in
SECTION 1.8(c), a fraction of a share of Parent Common Stock equal to the Exchange Ratio.

           (c)   STOCK OPTIONS.

                 (i) ASSUMPTION OF COMPANY OPTIONS. At the Effective Time, each Company Option under the Company's Stock Incentive Plan (the "OPTION PLAN"), whether vested or unvested, will, in connection with the Merger, be assumed by Parent. Each Company Option so assumed by Parent under this Agreement shall continue to have, and be subject to, the same terms and conditions, including vesting, set forth in the Option Plan and as provided in the respective option agreements immediately prior to the Effective Time, except that (A) such assumed Company Option will be exercisable for that number of whole shares of Parent Common Stock equal to the product obtained by multiplying the number of shares of Company Capital Stock that were issuable upon exercise in full of such assumed Company Option immediately prior to the Effective Time by the Exchange Ratio, rounded down to the nearest whole number of shares of Parent Common Stock and (B) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed Company Option shall be equal to the quotient obtained by dividing the exercise price per share of Company Capital Stock at which such Company Option was exercisable immediately prior to the Effective Time by the Exchange Ratio, rounded up to the nearest whole cent; PROVIDED, HOWEVER, that each Company Option assumed by Parent pursuant to this Agreement shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, reverse split, stock dividend or other similar transaction subsequent to the Effective Time.

                 (ii) ASSUMPTION AGREEMENT. Promptly following the Effective Time, Parent will issue to each holder of an outstanding Company Option a document evidencing the foregoing assumption of such Company Option by Parent. Parent agrees to use its reasonable efforts to file with the Securities and Exchange Commission (the "SEC") within 30 business days after the Closing Date a registration statement on Form S-8 or other appropriate form under the Securities Act of 1933, as amended (the "SECURITIES ACT"), to register the shares of Parent Common Stock issuable upon exercise of assumed Company Options.

           (d)   Company Warrants.

                 (i) SUBSTITUTION OF COMPANY WARRANTS. At the Effective Time, each outstanding Company Warrant will, in connection with the Merger, automatically be canceled and simultaneously with such cancellation a new warrant (a "NEW WARRANT") to acquire Parent Common Stock shall automatically be substituted therefor. Each New Warrant so substituted by Parent under this Agreement shall have, and be subject to, the same terms and conditions set forth in the respective Company Warrant and as provided in the respective warrant agreements immediately prior to the Effective Time, except that (A) such New Warrant will be exercisable for that number of whole shares of Parent Common Stock equal to the product obtained by multiplying the number of shares of Company Capital Stock that were issuable upon exercise in full of such substituted Company Warrant immediately prior to the Effective Time by the Exchange Ratio, rounded down to the nearest whole number of shares of Parent Common Stock and (B) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such substituted Company Warrant shall be equal to the quotient obtained by dividing the exercise price per share of Company Capital Stock at which such Company Warrant was exercisable immediately prior to the Effective Time by the Exchange Ratio, rounded up to the nearest whole cent.

                 (ii) SUBSTITUTION AGREEMENT. Promptly following the Effective Time, Parent will issue to each holder of an outstanding Company Warrant a document evidencing the substitution of such Company Warrant by Parent.

           (e) CAPITAL STOCK OF SUB. Each share of common stock, $.001 par value per share, of Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock, no par value per share, of the Surviving Corporation. Each stock certificate of Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

           (f) ADJUSTMENT TO PARENT COMMON STOCK. The number of shares of Parent Common Stock issuable hereunder shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock or Company Capital Stock), reorganization, recapitalization or other like change with respect to Parent Common Stock or Company Capital Stock occurring after the date hereof.

           (g) FRACTIONAL SHARES. No fractional share of Parent Common Stock shall be issued in the Merger. In lieu thereof, any fractional share shall be rounded up to the nearest whole share of Parent Common Stock.

     1.7   DISSENTING SHARES.

           (a) Notwithstanding any provision of this Agreement to the contrary, any shares of Company Capital Stock issued and outstanding immediately prior to the Effective Time that are held by a Stockholder who has exercised and perfected appraisal rights for such shares in accordance with Article 13 of the Georgia Law and who, as of the Effective Time, has not effectively withdrawn or lost such appraisal rights ("DISSENTING SHARES"), shall not be converted into or represent a right to receive Parent Common Stock pursuant to SECTION 1.6, but the holder thereof shall only be entitled to such rights as are granted by Georgia Law.

           (b) Notwithstanding the provisions of subsection (a), if any holder of Dissenting Shares shall effectively withdraw or lose (through failure to perfect or otherwise) his or her appraisal rights, then, as of the later of Effective Time and the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive the shares of Parent Common Stock to which such Stockholder would otherwise be entitled under SECTION 1.6(c) (less the number of shares allocable to such Stockholder that have been deposited into the Escrow Fund on such holder's behalf pursuant to Article VII), upon surrender of the certificate representing such shares.

           (c) The Company shall give Parent (i) prompt notice of any written demand for appraisal received by the Company pursuant to the applicable provisions of Georgia Law and (ii) the opportunity to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any such demands or offer to settle or settle any such demands.

     1.8   SURRENDER OF CERTIFICATES.

           (a) EXCHANGE AGENT. The Corporate Secretary of Parent shall serve as exchange agent (the "EXCHANGE AGENT") in the Merger.

           (b) PARENT TO PROVIDE COMMON STOCK. Promptly after the Effective Time, Parent shall make available to the Exchange Agent for exchange in accordance with this Article I the shares of Parent Common Stock issuable pursuant to SECTION 1.6(b) in exchange for all the outstanding shares of Company Capital Stock; PROVIDED, HOWEVER, that on behalf of the Stockholders, pursuant to SECTION 7.2 hereof, Parent shall deposit into an escrow account ten percent (10%) of the Merger Shares issued to the Escrow Agent on behalf of the Stockholders pursuant to SECTION 1.6(b) (the "ESCROW AMOUNT"). The portion of the Escrow Amount contributed on behalf of each Stockholder shall be in proportion to the aggregate number of Merger Shares which such Stockholder would otherwise be entitled to receive in the Merger by virtue of ownership of outstanding shares of Company Capital Stock.

           (c) EXCHANGE PROCEDURES. On the Closing Date, the Stockholders will surrender the certificates representing their Company Capital Stock (the "COMPANY CERTIFICATES") to the Exchange Agent for cancellation together with a Letter of Transmittal in substantially the form attached hereto as EXHIBIT
C. Upon surrender of a Company Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such Letter of Transmittal and a Stockholder Certificate in the form of EXHIBIT F hereto, duly completed and validly executed in accordance with the instructions thereto, the Exchange Agent will promptly deliver to the holder of such Company Certificate in exchange therefor a certificate representing the number of whole shares of Parent Common Stock (less the number of shares of Parent Common Stock to be deposited in the Escrow Fund on such holder's behalf pursuant to SECTION 1.8(b) and Article VII) to which such Stockholder is entitled pursuant to SECTION 1.6, and the Company Certificate so surrendered shall forthwith be canceled. Until so surrendered, each outstanding Company Certificate that, prior to the Effective Time, represented shares of Company Capital Stock will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends, to evidence only the right to receive the number of full shares of Parent Common Stock into which such shares of Company Capital Stock shall have been converted pursuant to this Article I. As soon as practicable after the Effective Time, and subject to and in accordance with the provisions of Article VII hereof, Parent shall cause to be distributed to the Escrow Agent (as defined in Article VII) a certificate or certificates representing that number of shares of Parent Common Stock equal to the Escrow Amount, which shall be registered in the name of the Escrow Agent. Such shares shall be beneficially owned by the holder on whose behalf such shares were deposited in the Escrow Fund and shall be available to compensate Parent as provided in Article VII.

           (d) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. No dividends or other distributions declared or made after the Effective Time with respect to Parent Common Stock with a record date after the Effective Time will be paid to any holder of any unsurrendered Company Certificate with respect to the shares of Parent Common Stock represented thereby until the holder of record of such Company Certificate shall surrender such Company Certificate. Subject to applicable law, following surrender of any such Company Certificate, there shall be paid to the record holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock.

           (e) TRANSFERS OF OWNERSHIP. If any certificate for shares of Parent Common Stock is to be issued in a name other than that in which the Company Certificate surrendered in exchange therefor is registered, it will be a condition to the issuance thereof that the Company Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Parent Common Stock in any name other than that of the registered holder of the Company Certificate surrendered, or established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

           (f) LOST, STOLEN OR DESTROYED COMPANY CERTIFICATES. In the event any Company Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Company Certificates, upon the making of an affidavit of that fact by the holder thereof, the number of shares of Parent Common Stock, if any, as may be required pursuant to SECTION 1.6; PROVIDED, HOWEVER, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Company Certificates to deliver a bond in such sum as it may reasonably direct against any claim that may be made against Parent or the Exchange Agent with respect to the certificates alleged to have been lost, stolen or destroyed.

           (g) NO LIABILITY. Notwithstanding anything to the contrary in this SECTION 1.8, none of the Exchange Agent, the Surviving Corporation or any party hereto shall be liable to a holder of shares of Parent Common Stock or Company Capital Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

     1.9 NO FURTHER OWNERSHIP RIGHTS IN COMPANY CAPITAL STOCK. All shares of Parent Common Stock issued upon the surrender for exchange of shares of Company Capital Stock in accordance with the terms hereof shall be deemed to be full satisfaction of all rights pertaining to such shares of Company Capital Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Capital Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Company Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

     1.10 DISSENTING SHARES AFTER PAYMENT OF FAIR VALUE. Dissenting Shares, if any, after payments of fair value in respect thereto have been made to dissenting Stockholders of the Company pursuant to Georgia Law, shall be canceled.

     1.11 TAX AND ACCOUNTING CONSEQUENCES. It is intended by the parties hereto that the Merger shall (i) constitute a reorganization within the meaning of Section 368 of the Code and (ii) qualify for accounting treatment as a pooling of interests. Each party has consulted with, and is relying exclusively upon, its own tax advisors and accountants with respect to the tax and accounting consequences, respectively, of the Merger.

     1.12 TAKING OF NECESSARY ACTION; FURTHER ACTION. If, at any time after the Effective Time, any further action is necessary to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Sub, the officers and directors of the Company, Parent and Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

                                      ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to Parent and Sub, subject to such exceptions as are specifically disclosed in the disclosure schedule (referencing the appropriate section and paragraph numbers) supplied by the Company to Parent (the "DISCLOSURE SCHEDULE"), and dated as of the date hereof that on the date hereof and as of the Effective Time as though made at the Effective Time as follows:

     2.1 ORGANIZATION OF THE COMPANY. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia. The Company has the corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified or licensed to do business and is in good standing as a foreign corporation in each jurisdiction in which it conducts business, except where the failure to be so qualified or licensed or to be in good standing would not reasonably be expected to have a Material Adverse Effect. For purposes of this Agreement "MATERIAL ADVERSE EFFECT" means a material adverse effect on the financial condition, results of operations or business of the Company and the Subsidiary, taken as a whole. The Company has delivered a true and correct copy of its articles of incorporation and bylaws, each as amended to date and in full force and effect on the date hereof, to Parent.

     2.2 SUBSIDIARY. Conduit Software, Inc. (the "SUBSIDIARY") is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia. The Subsidiary has the corporate power to own its properties and to carry on its business as now being conducted. The Subsidiary is duly qualified or licensed to do business and in good standing as a foreign corporation in each jurisdiction in which it conducts business, except where the failure to be so qualified or licensed or to be in good standing would not reasonably be expected to have a Material Adverse Effect. A true and correct copy of the Subsidiary's charter documents and bylaws,
each as amended to date, has been made available to Parent.   Other than the
Subsidiary, the Company does not have any subsidiaries. All of the shares of capital stock of the Subsidiary are owned of record and beneficially by the Company. There are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which the Subsidiary is a party or by which it is bound obligating the Subsidiary to issue, deliver, sell, repurchase or redeem, or cause to be issued, sold, repurchased or redeemed, any shares of the capital stock of the Subsidiary or obligating the Subsidiary to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call right, commitment or agreement. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or other similar rights with respect to the Subsidiary.

     2.3   COMPANY CAPITAL STRUCTURE.

           (a) The authorized capital stock of the Company consists of (i) 50,000,000 shares of Common Stock, of which 15,733,600 shares are issued and outstanding as of the date hereof, and (ii) 3,000,000 shares of Series A Preferred Stock, none of which are issued and outstanding as of the date hereof, (iii) 2,097,585 shares of Series B Preferred Stock, none of which are issued and outstanding as of the date hereof, (iv) 416,667 shares of Series C Preferred Stock, none of which are issued and outstanding as of the date hereof, and (v) 5,103,743 shares of Series D Preferred Stock, none of which are issued and outstanding as of the date hereof. As of the date hereof, the capitalization of the Company is as set forth in SECTION 2.3(a) of the Disclosure Schedule. The Company Capital Stock is held by the persons in the amounts set forth in SECTION 2.3(a) of the Disclosure Schedule. All outstanding shares of Company Capital Stock are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, the articles of incorporation or bylaws of the Company, or any agreement to which the Company is a party or by which it is bound, and have been issued in compliance with federal and state securities laws. There are no declared but unpaid dividends, and no stockholder of the Company is entitled to the payment of any dividends, with respect to any shares of Company Capital Stock.

           (b) The Company has delivered to Parent true and complete copies of (i) all stock option agreements pursuant to which there are outstanding Company Options and (ii) all warrant agreements pursuant to which there are outstanding Company Warrants. SECTION 2.3(b) of the Disclosure Schedule sets forth for each outstanding Company Option, the name of the record holder of such option and the number of shares of Company Common Stock issuable upon the exercise of such option, the exercise price of such option, the vesting schedule for such option, including the extent vested to date and whether the vesting of such option will be accelerated by the transactions contemplated by this Agreement, and whether such option is intended to qualify as an incentive stock option as defined in Section 422 of the Code. SECTION 2.3(b) of the Disclosure Schedule sets forth for each outstanding Company Warrant the name of the holder of such Company Warrant and the number of shares of Company Common Stock issuable upon the exercise of such Company Warrant. Except for the Company Options and the Company Warrants or as set forth in
SECTION 2.3(b) of the Disclosure Schedule, there are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which the Company is a party or by which it is bound obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Company or obligating the Company to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. No Company Options or other rights to acquire the Company Capital Stock will arise, accelerate or vest upon consummation of the transactions contemplated by this Agreement. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or other similar rights with respect to the Company. Except as contemplated hereby or as set forth in SECTION 2.3(b) of the Disclosure Schedule, there are no voting trusts, proxies, or other agreements or understandings with respect to the voting stock of the Company. As a result of the Merger, and assuming Parent owns all outstanding shares of Sub and all rights to acquire any shares of Sub, Parent will be the sole record and beneficial holder of all issued and outstanding Company Capital Stock and all rights to acquire or receive any shares of Company Capital Stock, whether or not such shares of Company Capital Stock are outstanding.

     2.4 AUTHORITY. The Company has all requisite corporate power and authority to enter into this Agreement and any Related Agreements (as hereinafter defined in this SECTION 2.4) to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and any Related Agreements to which the Company is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company, and no further action is required on the part of the Company to authorize the Agreement and any Related Agreements to which it is a party and the transactions contemplated hereby and thereby. Stockholders holding at least ninety percent (90%) of the Company Capital Stock have approved this Agreement, the Merger and the transactions contemplated hereby and thereby, and no holder of Company Capital Stock has exercised any appraisal, dissenters or similar rights under applicable law with respect to their Company Capital Stock by virtue of the Merger. This Agreement and the Merger have been approved by the Board of Directors of the Company. This Agreement and each of the Related Agreements to which the Company is a party have been duly executed and delivered by the Company, and, assuming the due authorization, execution and delivery by the other parties hereto and thereto, constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by principles of public policy and subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies. For all purposes of this Agreement, the term "RELATED AGREEMENTS" shall mean the Delaware Certificate of Merger, the Georgia Certificate of Merger, the Registration Rights Agreement, the Affiliate Agreements and the Lock-Up Agreements.

     2.5 NO CONFLICT. The execution and delivery by the Company of this Agreement and any Related Agreement to which the Company is a party, and the consummation of the transactions contemplated hereby and thereby, will not result in any violation of or default under (with or without notice or lapse of time, or both) or give rise to a right of termination, cancellation, modification or acceleration of any obligation or loss of any benefit under (any such event, a "CONFLICT") (i) any provision of the articles of incorporation or bylaws of the Company or the Subsidiary, (ii) any mortgage, indenture, lease, material contract, or other material agreement or any instrument, permit, franchise or license (each a "CONTRACT" and collectively the "CONTRACTS") to which the Company or the Subsidiary or any of their respective properties or assets (including intangible assets) is subject, or
(iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or the Subsidiary or any of their properties (tangible and intangible) or assets other than in the case of clauses (ii) and (iii) such Conflicts that would not reasonably be expected to have a Material Adverse Effect. The Company and the Subsidiary are in compliance with and have not breached, violated or defaulted under, or received notice that either has breached, violated or defaulted under, any of the terms or conditions of any Contract, nor is the Company aware of any event that would constitute such a breach, violation or default with the lapse of time, giving of notice or both, in each case other than a breach, violation or default that would not reasonably be expected to have a Material Adverse Effect. Each Contract is in full force and effect and neither the Company nor the Subsidiary is subject to any default thereunder, nor to the Knowledge of the Company is any party obligated to the Company or the Subsidiary pursuant to any such Contract subject to any default thereunder except for those defaults which, if not satisfied or obtained, would not reasonably be expected to have a Material Adverse Effect. Following the Effective Time, the Company or the Subsidiary, as the case may be, will be permitted to exercise all of their respective rights under the Contracts without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which the Company or the Subsidiary, as the case may be, would otherwise be required to pay pursuant to the terms of such Contracts had the transactions contemplated by this Agreement not occurred.

     2.6 CONSENTS. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with any court, administrative agency or commission or other federal, state, county, local or other foreign governmental authority, instrumentality, agency or commission (each, a "GOVERNMENTAL ENTITY") or any third party, including a party to any agreement with the Company and/or the Subsidiary (so as not to trigger any Conflict) (collectively, "CONSENTS"), is required by or with respect to the Company or the Subsidiary in connection with the execution and delivery of this Agreement and any Related Agreement to which the Company or the Subsidiary is a party or the consummation of the transactions contemplated hereby and thereby, except for (i) such Consents as may be required under applicable securities laws, (ii) the filing of the Delaware Certificate of Merger with the Secretary of State of the State of Delaware, (iii) the filing of the Georgia Certificate of Merger with the Secretary of the State of Georgia,
(iv) the Consents listed in Section 2.6 of the Disclosure Schedule and (v) such Consents which, if not satisfied or obtained, would not reasonably be expected to have a Material Adverse Effect.

     2.7 COMPANY FINANCIAL STATEMENTS. SECTION 2.7 of the Disclosure Schedule sets forth (i) the Company's and Subsidiary's audited consolidated balance sheets as of December 31, 1998, and the related audited consolidated statements of operations, cash flow and shareholders' equity for the twelve
(12) month period then ended, in each case including related notes thereto (collectively, the "YEAR-END FINANCIALS"), and (ii) the Company's and Subsidiary's unaudited consolidated balance sheet as of March 31, 1999, and the related unaudited consolidated statements of operations, cash flow and shareholders' equity for the three-month period then ended (the "INTERIM FINANCIALS"). The Year-End Financials and the Interim Financials have been prepared in accordance with GAAP consistently applied on a basis consistent throughout the periods indicated and consistent with each other (except that the Interim Financials do not contain footnotes and other presentation items that may be required by GAAP). The Year-End Financials and Interim Financials present fairly in all material respects the financial condition, operating results and cash flows of the Company and the Subsidiary as of the dates and during the periods indicated therein. The Company's unaudited balance sheet as of March 31, 1999 is referred to hereinafter as the "CURRENT BALANCE SHEET." The Company and the Subsidiary have each maintained proper accounting books and records in which all assets, liabilities, transactions, minutes and registers, and other information used to prepare financial statements, have been recorded and presented in conformity with GAAP.

     2.8 NO UNDISCLOSED LIABILITIES. Neither the Company nor the Subsidiary has any liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be reflected in financial statements in accordance with GAAP) except for Liabilities that (i) have been reflected in the Current Balance Sheet, or
(ii) have arisen in the ordinary course of business consistent with past practices since the date of the Current Balance Sheet, or (iii) would not reasonably be expected to have a Material Adverse Effect.

     2.9   NO CHANGES.  Since March 31, 1999, except as disclosed in Section
2.9 of the Disclosure Schedule, there has not been, occurred or arisen any:

           (a) transaction by the Company or the Subsidiary except in the ordinary course of business as conducted on that date and consistent with past practices;

           (b) capital expenditure or commitment by the Company or the Subsidiary exceeding $25,000 individually or $100,000 in the aggregate;

           (c) payment, discharge or satisfaction, in any amount in excess of $25,000 in any one case, or $100,000 in the aggregate, of any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in the Current Balance Sheet or arising after the date thereof;

           (d) destruction of, material damage to or the loss of any material assets, material business or material customer of the Company or the Subsidiary (whether or not covered by insurance);

           (e) collective work stoppage or labor strike or claim of wrongful discharge or other unlawful labor practice or action;

           (f) change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Company or the Subsidiary other than as required by GAAP;

           (g) change in any material election in respect of Taxes (as defined below), adoption or change in any accounting method in respect of Taxes, agreement or settlement of any claim or assessment in respect of Taxes, or extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

           (h) revaluation by the Company or the Subsidiary of any of their respective assets;

           (i) declaration, setting aside or payment of a dividend or other distribution (whether in cash, stock or property) in respect of any Company Capital Stock or any split, combination or reclassification in respect of any shares of Company Capital Stock or any issuance or authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of Company Capital Stock, or any direct or indirect repurchase, redemption, or other acquisition by the Company of any shares of Company Capital Stock or by the Subsidiary of Subsidiary Capital Stock (or options, warrants or other rights convertible into, exercisable or exchangeable therefor), except in accordance with the agreements evidencing Company Options or Company Warrants;

           (j) increase in the salary or other compensation payable or to become payable by the Company or the Subsidiary to any of its officers, directors, employees or advisors (other than, in the case of employees who are not officers or directors, increases in salary in the ordinary course consistent with past practice that do not exceed $5,000 per year), or the declaration, payment or commitment or obligation of any kind for the payment, by the Company or the Subsidiary, of a severance payment, termination payment, bonus or other additional salary or compensation to any such person;

           (k) other than those entered into in the ordinary course of business consistent with past practice, any material agreement, contract, covenant, instrument, lease, license or commitment to which the Company or the Subsidiary is a party or by which it or any of its assets (including intangible assets) are bound or any termination, extension, amendment or modification the terms of any material agreement, contract, covenant, instrument, lease, license or commitment to which the Company or Subsidiary is a party or by which they or any of their assets are bound;

           (l) sale, lease, license or other disposition of any of the material assets or material properties of the Company or the Subsidiary or any creation of any security interest in such material assets or material properties;

           (m) loan by the Company or the Subsidiary to any person or entity, incurring by the Company or the Subsidiary of any indebtedness, guaranteeing by the Company or the Subsidiary of any indebtedness, issuance or sale of any debt securities of the Company or the Subsidiary or guaranteeing of any debt securities of others, except for advances to employees for travel and business expenses in the ordinary course of business consistent with past practices;

           (n) waiver or release of any right or claim of the Company or the Subsidiary, including any write-off or other compromise of any account receivable of the Company or the Subsidiary;

           (o) any event or condition of any character that has had or is reasonably likely to have a Material Adverse Effect; or

           (p) agreement by the Company, the Subsidiary or any officer or employees on behalf of the Company or the Subsidiary to do any of the things described in the preceding clauses (a) through (u) of this SECTION 2.9 (other than negotiations with Parent and its representatives regarding the transactions contemplated by this Agreement).

     2.10  TAX MATTERS.

           (a) DEFINITION OF TAXES. For the purposes of this Agreement, the term "TAX" or, collectively, "TAXES" shall mean (i) any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts, (ii) any liability for the payment of any amounts of the type described in clause (i) of this
SECTION 2.10(a) as a result of being a member of an affiliated, consolidated, combined or unitary group for any period, and (iii) any liability for the payment of any amounts of the type described in clauses (i) or (ii) of this
SECTION 2.10(a) as a result of any express or implied obligation to indemnify any other person or as a result of any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

           (b)   TAX RETURNS AND AUDITS.

                 (i) As of the Effective Time, each of the Company and the Subsidiary will have prepared and timely filed all required federal, state, local and foreign returns, estimates, information statements and reports ("RETURNS") relating to any and all Taxes concerning or attributable to the Company or the Subsidiary or their operations and such Returns are true, complete and correct in all material respects.

                 (ii) As of the Effective Time, each of the Company and the Subsidiary (A) will have paid all Taxes it is required to pay and will have withheld with respect to its employees all federal and state income taxes, Federal Insurance Contribution Act ("FICA"), Federal Unemployment Tax Act ("FUTA") and other Taxes required to be withheld, and (B) will have accrued on the Current Balance Sheet all Taxes attributable to the periods preceding the Current Balance Sheet and will not have incurred any liability for Taxes for the period commencing after the date of the Current Balance Sheet and ending immediately prior to the Effective Time, other than in the ordinary course of business.

                 (iii) The Company or the Subsidiary has not been delinquent in the payment of any Tax, nor is there any Tax deficiency outstanding, assessed or proposed against the Company or the Subsidiary, nor has the Company or the Subsidiary executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

                 (iv) No audit or other examination of any Return of the Company or the Subsidiary is presently in progress, nor has the Company or the Subsidiary been notified of any request for such an audit or other examination.

                 (v) Neither the Company nor the Subsidiary has any liabilities for unpaid federal, state, local and foreign Taxes which have not been accrued or reserved on the Current Balance Sheet, whether asserted or unasserted, contingent or otherwise, and the Company has not incurred any liability for Taxes since the date of the Current Balance Sheet other than in the ordinary course of business.

                 (vi) The Company has made available to Parent or its legal counsel, copies of all foreign, federal, state and local income and all state and local sales and use Returns for the Company and the Subsidiary filed for the past three years.

                 (vii) There are (and immediately following the Effective Time there will be) no liens, pledges, charges, claims, restrictions on transfer, mortgages, security interests or other encumbrances of any sort (collectively, "LIENS") on the assets of the Company or the Subsidiary relating to or attributable to Taxes other than Liens for Taxes not yet due and payable.

                 (viii) None of the Company's or the Subsidiary's assets is treated as "tax-exempt use property," within the meaning of Section 168(h) of the Code.

                 (ix) Neither the Company nor the Subsidiary has filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(4) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company.

                 (x) Neither the Company nor the Subsidiary is a party to any tax sharing, indemnification or allocation agreement nor does the Company owe any amount under any such agreement.

                 (xi) Neither the Company nor the Subsidiary has been a "United States Real Property Holding Corporation" within the meaning of
Section 897(c)(2) of the Code during the applicable period specified in
Section 897(c)(1)(A)(ii) of the Code.

                 (xii) No adjustment relating to any Return filed by the Company or the Subsidiary has been proposed formally or, to the Knowledge of the Company, informally by any tax authority to the Company or the Subsidiary or any representative thereof.

           (c) EXECUTIVE COMPENSATION TAX. There is no contract, agreement, plan or arrangement to which the Company or the Subsidiary is a party, including, without limitation, the provisions of this Agreement, covering any employee or former employee of the Company, which, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 404 or 162(m) of the Code.

     2.11 RESTRICTIONS ON BUSINESS ACTIVITIES. Except for the Company's agreements with Infinium Software, Inc., Buck Consultants, Inc., Cyborg Systems, Inc. and InterVoice, Inc., there is no agreement (non-compete or otherwise), commitment, judgment, injunction, order or decree to which the Company or the Subsidiary is a party or otherwise binding upon the Company or the Subsidiary which has or may reasonably be expected to have the effect of prohibiting or impairing any business practice of the Company or the Subsidiary, any acquisition of property (tangible or intangible) by the Company or the Subsidiary, the conduct of business by the Company or the Subsidiary or otherwise limiting the freedom of the Company or the Subsidiary to engage in any line of business or to compete with any person. Without limiting the generality of the foregoing, except as aforesaid, neither the Company nor the Subsidiary has entered into any agreement under which the Company or the Subsidiary is restricted from selling, licensing or otherwise distributing any of its technology or products to or providing services to, customers or potential customers or any class of customers, in any geographic area, during any period of time or in any segment of the market.

     2.12 TITLE OF PROPERTIES; ABSENCE OF LIENS AND ENCUMBRANCES; CONDITION OF EQUIPMENT.

           (a) Neither the Company nor the Subsidiary owns any real property nor has either ever owned any real property. SECTION 2.12(a) of the Disclosure Schedule sets forth a list of all real property currently leased by the Company or the Subsidiary, the name of the lessor, the date of the lease and each amendment thereto and, with respect to any current lease, the aggregate annual rental payable under any such lease. All such current leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default) by the Company or, to the Company's knowledge, any other party thereto, except for such defaults or events of default as would not reasonably be expected to have a Material Adverse Effect.

           (b) Each of the Company and the Subsidiary have good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Liens, except (i) as reflected in the Current Balance Sheet, (ii) Liens for Taxes assessments and other similar governmental charges not yet due and payable,
(iii) mechanic's, carrier's, worker's, warehouseman's, materialman's, repairman's or other Liens arising or incurred in the ordinary course of business, (iv) Liens listed or described in SECTION 2.12 of the Disclosure Schedule and (v) such imperfections of title or encumbrances, if any, which do not materially detract from the value or materially interfere with the present use of the property subject thereto or affected thereby.

           (c) All material items of equipment (the "EQUIPMENT") owned or leased by the Company or the Subsidiary is (i) adequate for the conduct of the business of the Company and the Subsidiary as currently conducted, and
(ii) in good operating condition, regularly and properly maintained, subject to normal wear and tear.

           (d) Each of the Company and the Subsidiary has sole and exclusive ownership, free and clear of any Liens, of all customer lists, customer contact information, customer correspondence and customer licensing and purchasing histories relating to its current and former customers (the "CUSTOMER INFORMATION"). No person other than the Company or the Subsidiary possesses any claims or rights with respect to use of the Customer Information.

     2.13  INTELLECTUAL PROPERTY.

           (a) DEFINITIONS. For all purposes of this Agreement, the following terms shall have the following respective meanings:

                 "INTELLECTUAL PROPERTY" shall mean any or all of the following (i) works of authorship including, without limitation, computer programs, source code and executable code, whether embodied in software, firmware or otherwise, documentation, designs, files, records, data and mask works, (ii) inventions (whether or not patentable), improvements, and technology, (iii) proprietary and confidential information, trade secrets and know how, (iv) databases, data compilations and collections and technical data, (v) logos, trade names, trade dress, trademarks and service marks, (vi) domain names, web addresses and sites, (vii) tools, methods and processes, and (viii) all instantiations of the foregoing in any form and embodied in any media.

                 "INTELLECTUAL PROPERTY RIGHTS" shall mean worldwide common law and statutory rights associated with (i) patents and patent applications,
(ii) copyrights, copyrights registrations and copyrights applications and "moral" rights, (iii) the protection of trade and industrial secrets and confidential information, (iv) other proprietary rights relating to intangible intellectual property, (v) trademarks, trade names and service marks, (vi) analogous rights to those set forth above, and (vii) divisions, continuations, renewals, reissuances and extensions of the foregoing (as applicable).

                 "COMPANY INTELLECTUAL PROPERTY" shall mean any Intellectual Property and Intellectual Property Rights that are owned by or exclusively licensed to the Company or the Subsidiary.

                 "REGISTERED INTELLECTUAL PROPERTY RIGHTS" shall mean Intellectual Property Rights that have been registered with, or are the subject of application for registration, filed, certified or otherwise perfected by recordation with any state, government or other public legal authority.

           (b) SECTION 2.13(b) of the Disclosure Schedule lists all Registered Intellectual Property owned by, or filed in the name of, the Company or the Subsidiary (the "COMPANY REGISTERED INTELLECTUAL PROPERTY") and lists any proceedings or actions before any court, tribunal (including the United States Patent and Trademark Office (the "PTO") or equivalent authority anywhere in the world) to which Company or Subsidiary is a party or of which either Company or Subsidiary has knowledge and which are related to any of the Company Registered Intellectual Property Rights.

           (c) Each item of Company Intellectual Property, including all Company Registered Intellectual Property listed in SECTION 2.13(b) of the Disclosure Schedule and, to the knowledge of the Company, all Intellectual Property licensed to the Company or the Subsidiary, is free and clear of any

Liens or other encumbrances. The Company is the exclusive owner or exclusive licensee of all Company Intellectual Property.

           (d) To the extent that any Intellectual Property has been developed or created independently or jointly by any person other than the Company or the Subsidiary or employees of the Company or Subsidiary for which the Company or the Subsidiary has, directly or indirectly, paid, the Company has a written agreement with such person with respect thereto, and the Company thereby has obtained ownership of, and is the exclusive owner of, all such Intellectual Property therein and associated Intellectual Property Rights by operation of law or by valid assignment.

           (e) Neither the Company nor the Subsidiary has transferred ownership of, or granted any exclusive license of or exclusive right to use, or authorized the retention of any exclusive rights to use or joint ownership of, any Intellectual Property or Intellectual Property Rights that is or was Company Intellectual Property, to any other person.

           (f) The Company Intellectual Property constitutes all the Intellectual Property and Intellectual Property Rights used in and/or necessary to the conduct of the business of the Company or the Subsidiary as it currently is conducted, including, without limitation, the design, development, manufacture, use, import and sale of products, technology and services (including products, technology or services currently under development). The Subsidiary owns all Intellectual Property Rights in and to the software products listed on SCHEDULE 2.13(f) hereto.

           (g) Other than (i) "shrink-wrap" and similar widely available commercial end-user licenses and (ii) other licenses and related agreements with respect thereto of the Company's products to end-users pursuant to written agreements that have been entered into in the ordinary course of business that do not materially differ in substance from the Company's standard form(s) of end-user license including attachments (which is or are included in SECTION 2.13(g) of the Disclosure Schedule), SECTION 2.13(g) of the Disclosure Schedule lists all contracts, licenses and agreements to which the Company or the Subsidiary is a party with respect to any Intellectual Property and Intellectual Property Rights. Except as provided in Schedule 2.13(g), no person who has licensed Intellectual Property or Intellectual Property Rights to the Company or the Subsidiary has ownership rights or license rights to improvements which the Company or the Subsidiary has made in or to such Intellectual Property which has been licensed to the Company or the Subsidiary.

           (h) Other than (i) "shrink-wrap" and similar widely available commercial end-user licenses and (ii) other licenses and related agreements with respect thereto of the Company's products to end-users pursuant to written agreements that have been entered into in the ordinary course of business that do not materially differ in substance from the Company's standard form(s) of end-user license including attachments (which is or are included in SECTION 2.13(g) of the Disclosure Schedule), SECTION 2.13(h) of the Disclosure Schedule lists all contracts, licenses and agreements between the Company or the Subsidiary and any other person wherein or whereby the Company or the Subsidiary has agreed to, or assumed, any obligation or duty to warrant, indemnify, reimburse, hold harmless, guaranty or otherwise assume or incur any obligation or liability or provide a right of rescission with respect to the infringement or misappropriation by the Company or the Subsidiary or such other person of the Intellectual Property Rights of any person other than the Company or the Subsidiary.

           (i) The operation of the business of the Company and the Subsidiary as it currently is conducted by the Company and the Subsidiary, including but not limited to the design, development, use, import, manufacture and sale of the products, technology or services (including products, technology or services currently under development) of the Company and the Subsidiary does not and will not infringe or misappropriate the Intellectual Property Rights of any person, violate the rights of any person (including rights to privacy or publicity), or constitute unfair competition or trade practices under the laws of any jurisdiction, and neither the Company nor the Subsidiary have received notice which is currently pending from any person claiming that such operation or any act, product, technology or service (including products, technology or services currently under development) of the Company or the Subsidiary infringes or misappropriates the Intellectual Property Rights of any person or constitutes unfair competition or trade practices under the laws of any jurisdiction (nor is the Company or the Subsidiary aware of any basis therefor).

           (j) Each item of Company Registered Intellectual Property is in full force and subsisting, and all necessary registration, maintenance and renewal fees in connection with such Company Registered Intellectual Property have been paid if due and all necessary documents and certificates in connection with such Company Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such registrations of Registered Intellectual Property.
Except as disclosed in Section 2.13(j) of the Disclosure Schedule, there are no deadlines within sixty (60) days after the Closing Date by which the Company or Subsidiary must make payment of any registration, maintenance or renewal fees or the filing of any documents, applications or certificates for the purposes of maintaining or renewing the registration of any Registered Intellectual Property Rights. In each case in which either the Company or the Subsidiary has acquired any Intellectual Property rights from any person, the Company or the Subsidiary, as the case may be, has obtained a valid and enforceable assignment sufficient to irrevocably transfer all rights in such Intellectual Property and the associated Intellectual Property Rights (including the right to seek past and future damages with respect thereto) to the Company or the Subsidiary as the case may be and, to the maximum extent provided for by, and in accordance with, applicable laws and regulations, the Company has recorded each such assignment that relates to Registered Intellectual Property Rights with the relevant governmental authorities, including the PTO, the U.S. Copyright Office, or their respective equivalents in any relevant foreign jurisdiction, as the case may be.

           (k) There are no contracts, licenses or agreements between the Company or the Subsidiary and any other person with respect to Company Intellectual Property under which there is any pending dispute known to the Company regarding the scope of such agreement, or performance under such agreement including with respect to any payments to be made or received by the Company or the Subsidiary thereunder. Without limiting the foregoing, the Company has terminated any agreements that it has had with Clarus Corporation ("Clarus") and is not subject to any obligations with respect to Clarus and will have no liability to Clarus. Except as expressly provided in Schedule 2.13(k), Clarus has no rights with respect to any Company Intellectual Property.

           (l) To the Knowledge of the Company, no person is infringing or misappropriating any Company Intellectual Property.

           (m) Each of the Company and the Subsidiary has taken reasonable steps to protect the Company's rights in confidential information and trade secrets of the Company and the Subsidiary or provided by any other person to the Company or the Subsidiary under a written confidentiality agreement or obligation of confidentiality. Without limiting the foregoing, each of the Company and the Subsidiary has, and enforces, a policy requiring each employee to execute proprietary information, confidentiality and assignment agreements substantially in the Company's standard forms, and all current and former employees of the Company or the Subsidiary have executed such an agreement in substantially the Company's standard form.

           (n)   Except as provided in Schedule 2.13(n), no Company
Intellectual Property, Intellectual Property Rights or service of the Company or the Subsidiary is subject to any proceeding or outstanding decree, order, judgment or settlement agreement or stipulation to which the Company or the Subsidiary is a party or of which either the Company or the Subsidiary has knowledge that restricts in any manner the use, transfer or licensing thereof by the Company or the Subsidiary or may affect the validity, use or enforceability of such Company Intellectual Property.

           (o) To the Knowledge of the Company, no (i) product, technology, service or publication of the Company or the Subsidiary, (ii) material published or distributed by the Company or the Subsidiary, or (iii) conduct or statement of Company or the Subsidiary constitutes obscene material, a defamatory statement or material, false advertising or otherwise violates any law or regulation.

           (p) All of the Company's and the Subsidiary's products (including products currently under development) (i) will record, store, process, calculate and present calendar dates falling on and after (and if applicable, spans of time including) January 1, 2000, and will calculate any information dependent on or relating to such dates in the same manner, and with the same functionality, data integrity and performance, as the products record, store, process, calculate and present calendar dates on or before December 31, 1999, or calculate any information dependent on or relating to such dates (collectively, "YEAR 2000 COMPLIANT"), provided that any third party software or hardware that interacts with or otherwise functions with such products are themselves Year 2000 compliant, (ii) will lose no functionality with respect to the introduction of records containing dates falling on or after January 1, 2000, and (iii) will be interoperable with other products used and distributed by Parent that may reasonably deliver records to the Company's or Subsidiary's products or receive records from the Company's or Subsidiary's products, or interact with the Company's or Subsidiary's products, including but not limited to back-up and archived data, provided that any Parent software or hardware that interacts or otherwise functions with such products are themselves Year 2000 Compliant. To the Company's Knowledge, all of the Company's or Subsidiary's

Information Technology (as defined below) is Year 2000 Compliant, and will not cause an interruption in the ongoing operations of the Company's or Subsidiary's business on or after January 1, 2000. For purposes of the foregoing, the term "INFORMATION TECHNOLOGY" shall mean and include all software, hardware, firmware, telecommunications systems, network systems, embedded systems and other systems, components and/or services (other than general utility services including gas, electric, telephone and postal) that are owned or used by the Company or Subsidiary in the conduct of its business, or purchased by the Company or Subsidiary from third party suppliers.

     2.14  AGREEMENTS, CONTRACTS AND COMMITMENTS.

           (a) Except as set forth in or excepted from (by virtue of the specific exclusions contained in SECTIONS 2.13(g) or 2.13(h) of the Disclosure Schedule) SECTIONS 2.13(g) and 2.13(h) of the Disclosure Schedule, or as set forth in SECTION 2.14(a) of the Disclosure Schedule, neither the Company nor the Subsidiary is a party to nor are any of them bound by:

                 (i)     any employment or consulting agreement,

                 (ii) any agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

                 (iii)   any fidelity or surety bond or completion bond;

                 (iv) any lease of personal property having a value in excess of $25,000 individually or $50,000 in the aggregate;

                 (v) any agreement, contract or commitment relating to capital expenditures and involving future payments in excess of $25,000 individually or $100,000 in the aggregate;

                 (vi) any agreement, contract or commitment relating to the disposition or acquisition of assets with a value in excess of $100,000 or any interest in any business enterprise outside the ordinary course of the Company's or the Subsidiary's business;

                 (vii) any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit;

                 (viii) any purchase order or contract for the purchase of materials involving in excess of $25,000 individually or $100,000 in the aggregate;

                 (ix)    any construction contracts;

                 (x) any dealer, distribution, joint marketing or development agreement;

                 (xi) any sales representative, original equipment manufacturer, value added, remarketer, reseller or independent software vendor or other agreement for use or distribution of the Company's or the Subsidiary's products, technology or services; or

                 (xii) any other agreement, contract or commitment that involves $25,000 individually or $100,000 in the aggregate or more and is not cancelable without penalty within thirty (30) days.

     2.15 INTERESTED PARTY TRANSACTIONS. Except as set forth in SECTION 2.15 of the Disclosure Schedule, no officer of the Company (nor any affiliate of such persons), has (i) an interest in any entity which competes with the Company or the Subsidiary, (ii) any interest in any entity that purchases from or sells or furnishes to the Company or the Subsidiary, any goods or services in excess of $25,000, or (iii) a beneficial material interest in any Contract to which the Company or the Subsidiary is a party; PROVIDED, HOWEVER, that employment relationships and ownership of no more than five percent (5%) of the outstanding voting stock of a publicly traded corporation shall not be deemed to be an "interest in any entity" for purposes of this SECTION 2.15.

     2.16 GOVERNMENTAL AUTHORIZATION. Each consent, license, permit, grant or other authorization from a Governmental Entity which is required for the operation of the Company's business as currently conducted (collectively, "COMPANY AUTHORIZATIONS") has been issued or granted to the Company and the Subsidiary, except where the failure to have such Company Authorization would not reasonably be expected to have a Material Adverse Effect. Each consent, license, permit, grant or other authorization from a governmental entity that has been issued or granted to the Company and the Subsidiary is in full force and effect.

     2.17 LITIGATION. Except as set forth in SECTION 2.17 of the Disclosure Schedule, there is no action, suit, claim or proceeding of any nature ("LEGAL PROCEEDINGS") pending, or to the Knowledge of the Company threatened, against the Company or the Subsidiary, its properties (tangible or intangible) or any of its officers or directors, nor to the Knowledge of the Company is there any reasonable basis therefor. There is no investigation or other proceeding pending or to the Knowledge of the Company threatened, against the Company, the Subsidiary, any of their properties (tangible or intangible) or any of their officers or directors by or before any Governmental Entity, nor to the Knowledge of the Company is there any reasonable basis therefor. No Governmental Entity has at any time challenged or questioned the legal right of the Company or the Subsidiary to conduct its operations as presently or previously conducted.

     2.18  ACCOUNTS RECEIVABLE.

           (a) The Company has made available to Parent a list of all accounts receivable of the Company and the Subsidiary as of March 31, 1999, together with a range of days elapsed since invoice.

           (b) All of the Company's and the Subsidiary's accounts receivable arose in the ordinary course of business, are carried at values determined in accordance with GAAP consistently applied, and are collectible except to the extent of reserves therefor set forth in the Current Balance Sheet or, for receivables arising subsequent to March 31, 1999, as reflected on the books and records of the Company and the Subsidiary (which are prepared in accordance with GAAP). No person has any Lien on any of the Company's or the Subsidiary's accounts receivable and no request or agreement for deduction or discount has been made with respect to any of the Company's or the Subsidiary's accounts receivable.

     2.19 MINUTE BOOKS. The minutes of the Company and the Subsidiary made available to counsel for Parent are the only minutes of the Company and the Subsidiary and contain materially accurate summaries of all meetings of the Board of Directors (or committees thereof) of the Company and the Subsidiary and their shareholders or actions by written consent since the time of incorporation of the Company or the Subsidiary, as the case may be.

     2.20 BROKERS' AND FINDERS' FEES; THIRD PARTY EXPENSES. Neither the Company nor the Subsidiary has incurred, nor will they incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with the Agreement or any transaction contemplated hereby. SECTION 2.21 of the Disclosure Schedule sets forth the Company's current reasonable estimate of all Third Party Expenses (as defined in SECTION 5.4 hereof) expected to be incurred by the Company or the Subsidiary in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby.

     2.21  EMPLOYEE BENEFIT PLANS AND COMPENSATION.

           (a) DEFINITIONS. For all purposes of this Agreement, the following terms shall have the following respective meanings:

                 "AFFILIATE" shall mean any other person or entity under common control with the Company within the meaning of Section 414(b), (c), (m) or (o) of the Code, and the regulations issued thereunder.

                 "COMPANY EMPLOYEE PLAN" shall mean any material plan, program, policy, practice or, contract, agreement or other material arrangement providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written, unwritten or otherwise, funded or unfunded, including without limitation, each "employee benefit plan," within the meaning of Section 3(3) of ERISA which is or has been maintained, contributed to, or required to be contributed to, by the Company or any Affiliate for the benefit of any Employee, or with respect to which the Company or any Affiliate has or may have any liability or obligation.

                 "COBRA" shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

                 "DOL"  shall mean the United States Department of Labor.

                 "EMPLOYEE" shall mean any current or former employee, consultant or director of the Company or any Affiliate.

                 "EMPLOYEE AGREEMENT" shall mean each material management, employment, severance, consulting, or relocation contract between the Company or any Affiliate and any Employee.

                 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                 "FMLA" shall mean the Family Medical Leave Act of 1993, as amended.

                 "IRS" shall mean the United States Internal Revenue Service.

                 "PBGC" shall mean the United States Pension Benefit Guaranty Corporation.

                 "PENSION PLAN" shall mean each Company Employee Plan which is an "employee pension benefit plan," within the meaning of Section 3(2) of ERISA.

           (b) SCHEDULE. SECTION 2.21(b) of the Disclosure Schedule contains an accurate and complete list of each Company Employee Plan and each Employee Agreement. Neither the Company nor the Subsidiary has any obligation to establish any new Company Employee Plan or Employee Agreement or to modify any Company Employee Plan or Employee Agreement (except to the extent required by law or to conform any such Company Employee Plan or Employee Agreement to the requirements of any applicable law or as required by this Agreement).

           (c)   DOCUMENTS.  The Company has made available to Parent
(i) correct and complete copies of all documents embodying each Company Employee Plan and each Employee Agreement including, without limitation, all amendments thereto and all related trust documents, (ii) the three (3) most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Company Employee Plan, (iii) if the Company Employee Plan is funded, the most recent annual and of Company Employee Plan assets, (iv) the most recent summary plan description together with the summary(ies) of material modifications thereto, if any, required under ERISA with respect to each Company Employee Plan, (v) all material written agreements and contracts relating to each Company Employee Plan, including, without limitation, administrative service agreements and group insurance contracts, (vi) all communications material relating to any Company Employee Plan (vii) all correspondence to or from any governmental agency relating to any Company Employee Plan, (viii) all COBRA forms and related notices, (ix) all policies pertaining to fiduciary liability insurance covering the fiduciaries for each Company Employee Plan, (x) all discrimination tests for each

Company Employee Plan for the most recent plan year, and (xi) all annual reports (Form 11-K and all attachments thereto) and prospectuses prepared in connection with each Company Employee Plan.

           (d) EMPLOYEE PLAN COMPLIANCE. Each of the Company and the Subsidiary has performed all obligations required to be performed by it under, is not in default or violation of, and has no Knowledge of any default or violation by any other party to each Company Employee Plan, each Company Employee Plan has been established and maintained in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code except such noncompliance as would not reasonably be expected to have a Material Adverse Effect. To the Knowledge of the Company and the Subsidiary, no "prohibited transaction," within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 408 of ERISA, has occurred with respect to any Company Employee Plan. There are no actions, suits or claims pending, or to the Knowledge of the Company threatened or reasonably anticipated (other than routine claims for benefits) against any Company Employee Plan or against the assets of any Company Employee Plan other than actions, suits or claims which would not reasonably be expected to have a Material Adverse Effect. There are no audits, inquiries or proceedings pending or to the Knowledge of the Company or any Affiliates, threatened by the IRS or DOL with respect to any Company Employee Plan. Neither the Company nor any Affiliate is subject to any material penalty or tax with respect to any Company Employee Plan under Section 502(i) of ERISA or Sections 4975 through 4980 of the Code.

           (e) NO PENSION PLANS. Neither the Company nor the Subsidiary nor any other Affiliate has ever maintained, established, sponsored, participated in, or contributed to, any (i) Pension Plans subject to Title IV of ERISA, or
(ii) "multiemployer plan" within the meaning of Section (3)(37) of ERISA.

           (f)   NO POST-EMPLOYMENT OBLIGATIONS.  Except as set forth in
SECTION 2.21 of the Disclosure Schedule, no Company Employee Plan provides retiree life insurance, retiree health or other retiree employee welfare benefits to any person for any reason, except as may be required by COBRA or other applicable statute, and, except as set forth in SECTION 2.21 of the Disclosure Schedule, neither the Company nor the Subsidiary has ever represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) or any other person that such Employee(s) or other person would be provided with retiree life insurance, retiree health or other retiree employee welfare benefit, except to the extent required by statute.

           (g) COBRA. The Company and each Affiliate has, prior to the Effective Time, materially complied with the health care continuation requirements of COBRA, the requirements of FMLA or any similar provisions of state law applicable to its Employees.

           (h) EFFECT OF TRANSACTION. The execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Company Employee Plan, Employee Agreement, trust or loan that will result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee, except as expressly required by this Agreement.

           (i) EMPLOYMENT MATTERS. To the extent that each of the Company and the Subsidiary: (i) has failed to be in compliance with all applicable federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees, (ii) has failed to withhold or report all amounts required by law or by agreement to be withheld and reported with respect to wages, salaries and other payments to Employees, (iii) is liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing, or (iv) is liable for any payment to any trust or other fund governed by or maintained by or on behalf of any governmental authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice) such failures and liabilities would not have a Material Adverse Effect on the Company. There are no pending or to the Knowledge of the Company threatened claims or actions against the Company or the Subsidiary under any worker's compensation policy or long-term disability policy.

           (j) LABOR. No work stoppage or labor strike against the Company or the Subsidiary is pending or to the Knowledge of the Company threatened. The Company does not know of any activities or proceedings of any labor union to organize any current employee of the Company. Neither the Company nor the Subsidiary is presently, nor have they been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees.

           (k) NO INTERFERENCE OR CONFLICT. To the Knowledge of the Company, no shareholder, officer, employee or consultant of the Company or the Subsidiary is obligated under any contract or agreement subject to any judgment, decree or order of any court or administrative agency that would materially interfere with such person's efforts to promote the interests of the Company or the Subsidiary or that would materially interfere with the Company's or Subsidiary's business. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's or the Subsidiary's business as presently conducted nor any current activity of such officers, directors, employees or consultants in connection with the carrying on of the Company's or the Subsidiary's business as presently conducted, will to the Knowledge of the Company conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract or agreement under which any of such officers, directors, employees or consultants is now bound that is reasonably likely to have a Material Adverse Effect.

     2.22 INSURANCE. SECTION 2.22 of the Disclosure Schedule lists all insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company or any Affiliate. There is no material claim by the Company or any Affiliate pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid, and the Company and its Affiliates are otherwise in material compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). The Company does not have any Knowledge of threatened termination of, or premium increase with respect to, any of such policies.

     2.23 COMPLIANCE WITH LAWS. Each of the Company and the Subsidiary has complied with, is not in violation of, and has not received any notices of violation with respect to, any foreign, federal, state or local statute, law or regulation.

     2.24 POOLING OF INTERESTS. To the Knowledge of the Company, neither the Company nor any of its directors, officers, affiliates or stockholders has taken any action which would preclude the Parent's and Company's ability to account for the Merger as a pooling of interests.



                                     ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

     Parent and Sub represent and warrant to the Company that on the date hereof and as of the Effective Time as though made at the Effective Time as follows:

     3.1 ORGANIZATION, STANDING AND POWER. Each of Parent and Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Parent and Sub has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified or licensed to do business and is in good standing as a foreign corporation in each jurisdiction in which it conducts business, except where the failure to be so qualified or licensed or to be in good standing would not reasonably be expected to have a material adverse effect on the business, assets or condition of Parent and its subsidiaries, taken as a whole.

     3.2 AUTHORITY. Each of Parent and Sub has all requisite corporate power and authority to enter into this Agreement and any Related Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and any Related Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Parent and Sub, and no further action is required on the part of Parent or Sub to authorize this Agreement, any Related Agreements to which it is a party and the transactions contemplated hereby and thereby. This Agreement and each Related Agreement to which Parent or Sub is a party have been duly executed and delivered by Parent or Sub and, assuming the due authorization, execution and delivery by the other parties hereto and thereto, constitute the valid and binding obligations of Parent or Sub, enforceable against each such party in accordance with their respective terms, except as such enforceability may be limited by principles of public policy and subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

     3.3 MERGER SHARES. The shares of Parent Common Stock to be issued pursuant to the Merger will be duly authorized, validly issued, fully paid, non-assessable.

     3.4 SEC DOCUMENTS; PARENT FINANCIAL STATEMENTS. Parent has furnished the Company with a true and complete copy of all of its filings with the SEC since June 30, 1998 (the "SEC DOCUMENTS"). As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended and the Securities Exchange Act of 1934, as amended, as applicable and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed document with the SEC. The SEC Documents contain an audited consolidated balance sheet of Parent as of June 30, 1998 (the "PARENT BALANCE SHEET") and the related audited consolidated statements of income and cash flow for the year then ended (the "PARENT FINANCIALS"). The Parent Financials have been prepared in accordance with GAAP applied on a basis consistent throughout the periods indicated and consistent with each other. The Parent Financials present fairly in all material respects the consolidated financial condition and operating results and cash flows of Parent and its subsidiaries as of the dates and during the periods indicated therein. Since the date of the Parent Balance Sheet and until the date of this Agreement, there has not occurred any material adverse change in the business, financial condition or results of operations of Parent and its subsidiaries, taken as a whole.

     3.5 NO CONFLICT. The execution and delivery of this Agreement by Parent or Sub and any Related Agreement to which Parent or Sub is a party, and the consummation of the transactions contemplated hereby and thereby, will not result in a Conflict with (i) any provision of the Certificate of Incorporation or Bylaws of Parent or Sub, (ii) any mortgage, indenture, lease, or other material agreement or any instrument, permit, franchise or license to which Parent or Sub or any of their respective properties or assets (including intangible assets) is subject or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or Sub or their respective properties (tangible or intangible) or assets, other than for clause
(ii) and (iii) such Conflicts which would not reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of Parent and its subsidiaries, taken as a whole.

     3.6 CONSENTS. No consent is required by or with respect to Parent or Sub in connection with the execution and delivery of this Agreement and any Related Agreements to which Parent or Sub is a party or the consummation of the transactions contemplated hereby and thereby, except for (i) such Consents as may be required under applicable securities laws; (ii) the filing of the Delaware Certificate of Merger with the Secretary of State of the State of Delaware; (iii) the filing of the Georgia Certificate of Merger with the Secretary of State of the State of Georgia, and (iv) such Consents which, if not satisfied or obtained, would not reasonably be expected to have a material adverse effect on the business, financial condition or results of operation of Parent and its subsidiaries, taken as a whole.

     3.7 POOLING OF INTERESTS. To the Knowledge of Parent or Sub, no director, officer, affiliate Parent or stockholder of Parent has taken any interest which would preclude the Parent's and Company's ability to account for the Merger as a pooling of interests.


                                      ARTICLE IV

                              [INTENTIONALLY LEFT BLANK]


                                      ARTICLE V

                                ADDITIONAL AGREEMENTS

     5.1 SALE OF SHARES. The parties hereto acknowledge and agree that the shares of Parent Common Stock issuable to the Stockholders pursuant to
SECTION 1.6 shall constitute "restricted securities" within the meaning of Rule 144 under Securities Act. The certificates for the shares of Parent Common Stock to be issued in the Merger shall bear appropriate legends to identify such privately placed shares as being restricted under the Securities Act, to comply with applicable state securities laws and, if applicable, to notice the restrictions on transfer of such shares. It is acknowledged and understood that Parent is relying upon certain written representations made by the Stockholders in the Stockholder Certificates in substantially the form attached hereto as
EXHIBIT I.

     5.2 CONFIDENTIALITY. Each of the parties hereto hereby agrees that the information obtained pursuant to the negotiation and execution of this Agreement or the effectuation of the transaction contemplated hereby shall be governed by the terms of any confidentiality agreement between the Company and Parent.

     5.3 EXPENSES. If the Merger is not consummated, all fees and expenses incurred in connection with the Merger including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties ("THIRD PARTY EXPENSES") incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of the respective party incurring such fees and expenses. If the Merger is consummated, Parent agrees to pay the reasonable Third Party Expenses incurred by the Company. Within five (5) business days after the Closing, Parent and Sub agrees to pay those expenses of the Company required by this SECTION 5.3.

     5.4 FIRPTA COMPLIANCE. On the date hereof, the Company shall deliver to Parent a properly executed statement in a form reasonably acceptable to Parent for purposes of satisfying Parent's obligations under Treasury Regulation
Section 1.1445-2(c)(3).

     5.5 AFFILIATE AGREEMENTS. SECTION 5.5 of the Disclosure Schedule sets forth those persons who, in the Company's reasonable judgment, are or may be "affiliates" of the Company within the meaning of Rule 145 (each such person, an "AFFILIATE") promulgated under the Securities Act ("RULE 145"). The Company has delivered to Parent, from each of the Affiliates of the Company, an executed Affiliate Agreement in the form attached hereto as EXHIBIT D, each of which is in full force and effect. Parent shall be entitled to place appropriate legends on the certificates evidencing any Parent Common Stock to be received by such Affiliates pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for Parent Common Stock, consistent with the terms of such Affiliate Agreements.

     5.6 ADDITIONAL DOCUMENTS AND FURTHER ASSURANCES. After the Closing, each party hereto, at the request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

     5.7 TAX-FREE REORGANIZATION. The parties intend to adopt this Agreement and the Merger as a tax-free plan of reorganization under Section 368 of the Code. The parties shall not take a position on any tax return inconsistent with this SECTION 5.7. From and after the Effective Time, neither Parent, Sub nor the Company shall take any action that could reasonably be expected to cause the Merger not to be treated as a reorganization within the meaning of Section 368 of the Code.

     5.8 POOLING ACCOUNTING. Parent and the Company shall each use their best efforts to cause the business combination to be effected by the Merger to be accounted for as a pooling of interests. Each of Parent and the Company shall use their best efforts to cause its Affiliates (as defined in SECTION 5.5) not to take any action that would adversely affect the ability of Parent to account for the business combination to be effected by the Merger as a pooling of interests.

     5.9 REGISTRATION RIGHTS. The parties have entered into a Registration Rights Agreement substantially in the form attached hereto as EXHIBIT E.


                                      ARTICLE VI

                                DELIVERIES AT CLOSING

     6.1 DELIVERIES TO THE COMPANY. The Company shall receive at the Closing the following documents:

           (a) LEGAL OPINION. The Company shall receive a legal opinion from Wilson Sonsini Goodrich & Rosati, Professional Corporation, legal counsel to Parent, substantially in the form of EXHIBIT F-1 hereto.

           (b) TAX OPINION. The Company shall receive a written opinion from its tax counsel, Dechert Price & Rhoads, substantially similar to the form of opinion of counsel referred to in

SECTION 6.2(c), to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code.

     6.2 DELIVERIES TO PARENT. The Parent shall receive at the Closing the following documents:

           (a) THIRD PARTY CONSENTS. Parent shall receive all executed consents, waivers, assignments and approvals listed in the Disclosure Schedule.

           (b) LEGAL OPINION. Parent shall receive a legal opinion from Dechert Price & Rhoads, legal counsel to the Company, substantially in the form of EXHIBIT F-2 hereto.

           (c) TAX OPINION. Parent shall receive a written opinion from its tax counsel, Wilson Sonsini Goodrich & Rosati, Professional Corporation, substantially similar to the form of opinion of counsel referred to in
SECTION 6.1(b), to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code.

           (d) NONCOMPETITION AND NONSOLICITATION AGREEMENTS. The Principal Stockholders each have executed and delivered to Parent a Noncompetition Agreement in the form attached hereto as EXHIBIT G and all of such Noncompetition Agreements are in full force and effect.

           (e) STOCKHOLDER CERTIFICATE. Each Stockholder has executed and delivered to Parent a Stockholder Certificate in substantially the form attached hereto as EXHIBIT H.

           (f) OPINION OF ACCOUNTANTS. Parent shall receive letters from Ernst & Young LLP and KPMG LLP, dated within two (2) business days prior to the date hereof, regarding their concurrence with Parent's and the Company's managements' conclusions as to the appropriateness of pooling of interest accounting for the Merger under Accounting Principles Board Opinion No. 16.

                                     ARTICLE VII

             SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

     7.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The Company's representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Merger and continue until (a) with respect to general management representations that are subject to resolution through the audit process, the date that is the earlier of the date of the auditor's report for the Parent's financial statements first following the Closing Date or one year following the Closing Date (the "EXPIRATION DATE") or
(b) with respect to all other representations and warranties, the date that is one year following the Closing Date; PROVIDED, HOWEVER, that the representations and warranties set forth in Section 2.3 shall not terminate. All of Parent's and Sub's representations and warranties contained herein or in any instrument delivered pursuant to this Agreement shall survive the Merger and continue until the Expiration Date.

     7.2   ESCROW ARRANGEMENTS.

           (a) ESCROW FUND. As security for the indemnity provided for in this Article VII and by virtue of this Agreement, the Stockholders will be deemed to have received and deposited with the Escrow Agent (as defined below) the Escrow Amount (plus any additional shares as may be issued upon any stock split, stock dividend or recapitalization effected by Parent after the Effective Time with respect to the Escrow Amount) without any act of any Stockholder. As soon as practicable after the Effective Time, the Escrow Amount, without any act of any Stockholder, will be deposited with U.S. Bank Trust, N.A. (or other institution acceptable to Parent and the Stockholder Representative (as defined in SECTION 7.4) as Escrow Agent (the "ESCROW AGENT"), such deposit to constitute an escrow fund (the "ESCROW FUND") to be governed by the terms set forth herein. The portion of the Escrow Amount contributed on behalf of each Stockholder shall be in proportion to the aggregate Parent Common Stock which such holder would otherwise be entitled under SECTION 1.6. The Stockholders jointly agree to indemnify and hold Parent and its officers, directors and affiliates (the "INDEMNIFIED PARTIES") harmless against all claims, losses, liabilities, damages, deficiencies, costs and expenses, including reasonable attorneys' fees and expenses of investigation, (hereinafter individually a "LOSS" and collectively "LOSSES") incurred by Parent, its officers, directors, or affiliates (including the Surviving Corporation) directly or indirectly as a result of (i) any inaccuracy or breach of a representation or warranty of the Company contained in this Agreement, or (ii) any failure by the Company to perform or comply with any covenant contained in this Agreement; PROVIDED, HOWEVER, that, except as set forth in SECTION 7.6, the aggregate amount for which the Stockholders are required to indemnify the Indemnified Parties shall not exceed the amount deposited in the Escrow Fund. Parent may not receive any shares from the Escrow Fund unless and until Officer's Certificates (as defined in paragraph (d) below) identifying Losses in the aggregate exceeding $500,000 (the "BASKET AMOUNT") have been delivered to the Escrow Agent as provided in paragraph (d) below, in which case Parent shall be entitled to recover only those Losses exceeding the Basket Amount. No Stockholder shall have any right to contribution from the Company for any claim made by Parent after the Effective Time.

           (b) DISTRIBUTION OF ESCROW FUNDS. The Escrow Agent shall deliver to the Stockholders, pro rata in proportion to their respective contributions to the Escrow Fund as set forth in SECTION 2.3(a) of the Disclosure Schedule,
(i) on the date that is the 180th day after the Closing Date, an amount equal to one-half of the Escrow Amount, less any amount that has been paid out of the Escrow Fund pursuant to this Article VII is then in dispute with respect to claims set forth in one or more Officer's Certificates, and (ii) on the Expiration Date, an amount equal to the Escrow Amount then remaining in the Escrow Fund, LESS any amount that is then in dispute with respect to claims set forth in one or more Officer's Certificate, and, if on the Expiration Date any claims set forth in an Officer's Certificate are then in dispute, then thereafter on the date after any such claims are resolved, such portion of the Escrow Fund as is not required to satisfy such claim.

           (c)   PROTECTION OF ESCROW FUND.

                 (i) The Escrow Agent shall hold and safeguard the Escrow Fund during the Escrow Period, shall treat such fund as a trust fund in accordance with the terms of this Agreement and not as the property of Parent and shall hold and dispose of the Escrow Fund only in accordance with the terms hereof.

                 (ii) Any shares of Parent Common Stock or other equity securities issued or distributed by Parent (including shares issued upon a stock split) ("NEW SHARES") in respect of Parent Common Stock in the Escrow Fund which have not been released from the Escrow Fund shall be added to the Escrow Fund and become a part thereof. New Shares issued in respect of shares of Parent Common Stock which have been released from the Escrow Fund shall not be added to the Escrow Fund but shall be distributed to the record holders thereof. Cash dividends on Parent Common Stock shall not be added to the Escrow Fund but shall be distributed to the record holders thereof.

                 (iii) Each Stockholder shall have voting rights and the right to distributions of dividends with respect to the shares of Parent Common Stock contributed to the Escrow Fund by such Stockholder (and on any voting securities added to the Escrow Fund in respect of such shares of Parent Common Stock). As the record holder of such shares, the Escrow Agent shall vote such shares in accordance with the instructions of the Stockholders having the beneficial interest therein and shall promptly deliver copies of all proxy solicitation materials to such Stockholders.

           (d)   CLAIMS UPON ESCROW FUND.

                 (i) Subject to subsection (e) below, thirty (30) days after receipt by the Escrow Agent at any time on or before the last day of the Escrow Period of a certificate signed by any officer of Parent (an "OFFICER'S CERTIFICATE"): (A) stating that Parent has paid or properly accrued or reasonably anticipates that it will have to pay or accrue Losses with respect to an Indemnity Matter (as defined below), and (B) specifying in reasonable detail the individual items of Losses included in the amount so stated, the date each such item was paid or properly accrued, or the basis for such anticipated liability, and the nature of the misrepresentation, breach of warranty or covenant to which such item is related, and (C) a request that the Escrow Agent deliver to Parent the relevant number of shares of Parent Common Stock out of the Escrow Fund. The Escrow Agent shall, subject to the provisions of
SECTION 7.2(e) hereof, deliver to Parent out of the Escrow Fund, as promptly as practicable, shares of Parent Common Stock held in the Escrow Fund with a value equal to such Losses. For purposes of this Agreement, "INDEMNITY MATTER" shall mean any matter for which any Indemnified Party is entitled to indemnification pursuant to SECTION 7.2(a).

                 (ii) For the purposes of determining the number of shares of Parent Common Stock to be delivered to Parent out of the Escrow Fund as indemnity pursuant to SECTION 7.2(d)(i) hereof, the shares of Parent Common Stock shall be valued at the Closing Price, which the parties shall certify to the Escrow Agent in writing.

           (e) OBJECTIONS TO CLAIMS. At the time of delivery of any Officer's Certificate to the Escrow Agent, a duplicate copy of such certificate shall be delivered to the Stockholder Representatives, and for a period of thirty (30) days after such delivery, the Escrow Agent shall make no delivery to Parent of any Escrow Amounts pursuant to SECTION 7.2(d) hereof unless the Escrow Agent shall have received written authorization from the Stockholder Representatives to make such delivery. After the expiration of such thirty (30) day period, the Escrow Agent shall make delivery of shares of Parent Common Stock from the Escrow Fund in accordance with SECTION 7.2(d) hereof; PROVIDED, HOWEVER, that no such payment or delivery may be made if the Stockholder Representatives shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent prior to the expiration of such thirty (30) day period.

           (f)   RESOLUTION OF CONFLICTS; ARBITRATION.

                 (i) In case the Stockholder Representatives shall object in writing to any claim or claims made in any Officer's Certificate, the Stockholder Representatives and Parent shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Stockholder Representatives and Parent should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and distribute shares of Parent Common Stock from the Escrow Fund in accordance with the terms thereof.

                 (ii) If no such agreement can be reached within 30 days of Escrow Agent's receipt of a Stockholder Representative's objection, then such dispute shall be submitted for arbitration unless the amount of the damage or Loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by one arbitrator mutually agreeable to Parent and the Stockholder Representatives. In the event that within forty-five (45) days after submission of any dispute to arbitration, Parent and the Stockholder Representatives cannot mutually agree on one arbitrator, Parent and the Stockholder Representatives shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator. The arbitrator or arbitrators, as the case may be, shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgement of the arbitrator or majority of the three arbitrators, as the case may be, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrator or a majority of the three arbitrators, as the case may be, shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys' fees and costs, to the extent as a competent court of law or equity, should the arbitrators or a majority of the three arbitrators, as the case may be, determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of the arbitrator or a majority of the three arbitrators, as the case may be, as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrator(s).

                 (iii) Judgment upon any award rendered by the arbitrator(s) may be entered in any court having jurisdiction. Any such arbitration shall be held in Cook County, Illinois, under the rules then in effect of the American Arbitration Association. The arbitrator(s) shall determine how all expenses relating to the arbitration shall be paid, including without limitation, the respective expenses of each party, the fees of each arbitrator and the administrative fee of the American Arbitration Association.

           (g)   ESCROW AGENT'S DUTIES.

                 (i) The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein, and as set forth in any additional written escrow instructions which the Escrow Agent may receive after the date of this Agreement which are signed by an officer of Parent and the Stockholder Representatives, and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties.
The Escrow Agent shall not be liable for any act done or omitted hereunder as Escrow Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith.

                 (ii) The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person, excepting only orders or process of courts of law, and is hereby expressly authorized to comply with and obey final orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such final order, judgment or decree of any court, the Escrow Agent shall not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

                 (iii) The Escrow Agent shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for hereunder.

                 (iv) The Escrow Agent shall not be liable for the expiration of any rights under any statute of limitations with respect to this Agreement or any documents deposited with the Escrow Agent.

                 (v) In performing any duties under the Agreement, the Escrow Agent shall not be liable to any party for damages, losses, or expenses, except for negligence or willful misconduct on the part of the Escrow Agent. The Escrow Agent shall not incur any such liability for (A) any act or failure to act made or omitted in good faith, or (B) any action taken or omitted in reliance upon any instrument, including any written statement of affidavit provided for in this Agreement that the Escrow Agent shall in good faith believe to be genuine, nor will the Escrow Agent be liable or responsible for forgeries, fraud, impersonations, or determining the scope of any representative authority. In addition, the Escrow Agent may consult with the legal counsel in connection with Escrow Agent's duties under this Agreement and shall be fully protected in any act taken, suffered, or permitted by him/her in good faith in accordance with the advice of counsel. The Escrow Agent is not responsible for determining and verifying the authority of any person acting or purporting to act on behalf of any party to this Agreement.

                 (vi) If any controversy arises between the parties to this Agreement, or with any other party, concerning the subject matter of this Agreement, its terms or conditions, the Escrow Agent will not be required to determine the controversy or to take any action regarding it. The Escrow Agent may hold all documents and shares of Parent Common Stock and may wait for settlement of any such controversy by final appropriate legal proceedings or other means as, in the Escrow Agent's discretion, the Escrow Agent may be required, despite what may be set forth elsewhere in this Agreement. In such event, the Escrow Agent will not be liable for damage. Furthermore, the Escrow Agent may at its option, file an action of interpleader requiring the parties to answer and litigate any claims and rights among themselves. The Escrow Agent is authorized to deposit with the clerk of the court all documents and shares of Parent Common Stock held in escrow, except all cost, expenses, charges and reasonable attorney fees incurred by the Escrow Agent due to the interpleader action and which the parties jointly and severally agree to pay. Upon initiating such action, the Escrow Agent shall be fully released and discharged of and from all obligations and liability imposed by the terms of this Agreement.

                 (vii) The parties and their respective successors and assigns agree jointly and severally to indemnify and hold Escrow Agent harmless against any and all losses, claims, damages, liabilities, and expenses, including reasonable costs of investigation, counsel fees, including allocated costs of in-house counsel and disbursements that may be imposed on Escrow Agent or incurred by Escrow Agent in connection with the performance of his/her duties under this Agreement, including but not limited to any Litigation arising from this Agreement or involving its subject matter other than arising out of its negligence or willful misconduct.

                 (viii) The Escrow Agent may resign at any time upon giving at least thirty (30) days written notice to the parties; PROVIDED, HOWEVER, that no such resignation shall become effective until the appointment of a successor escrow agent which shall be accomplished as follows: the parties shall use their best efforts to mutually agree on a successor escrow agent within thirty
(30) days after receiving such notice. If the parties fail to agree upon a successor escrow agent within such time, the Escrow Agent shall have the right to appoint a successor escrow agent. The successor escrow agent shall execute and deliver an instrument accepting such appointment and it shall, without further acts, be vested with all the estates, properties, rights, powers, and duties of the predecessor escrow agent as if originally named as escrow agent. Upon appointment of a successor escrow agent, the Escrow Agent shall be discharged from any further duties and liability under this Agreement.

           (h) FEES. All fees of the Escrow Agent for performance of its duties hereunder shall be paid by Parent in accordance with the standard fee schedule of the Escrow Agent attached hereto as EXHIBIT I. It is understood that the fees and usual charges agreed upon for services of the Escrow Agent shall be considered compensation for ordinary services as contemplated by this Agreement. In the event that the conditions of this Agreement are not promptly fulfilled, or if the Escrow Agent renders any service not provided for in this Agreement, or if the parties request a substantial modification of its terms, or if any controversy arises, or if the Escrow Agent is made a party to, or intervenes in, any litigation pertaining to the Escrow Fund or its subject matter, the Escrow Agent shall be reasonably compensated for such extraordinary services and reimbursed for all costs, attorney's fees, including allocated costs of in-house counsel, and expenses occasioned by such default, delay, controversy or litigation.

           (i) CONSEQUENTIAL DAMAGES. In no event shall the Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

           (j)   SUCCESSOR ESCROW AGENTS.  Any corporation into which the
Escrow Agent in its individual capacity may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Escrow Agent in its individual capacity shall be a party, or any corporation to which substantially all the corporate trust business of the Escrow Agent in its individual capacity may be transferred, shall be the Escrow Agent under this Escrow Agreement without further act.

     7.3 PARENT INDEMNITY. Parent shall indemnify and hold the Stockholders or their affiliates (the "STOCKHOLDER PARTIES") harmless against all Losses incurred by them directly or indirectly which exceed in aggregate $500,000 as a result of (i) any inaccuracy or breach of a representation or warranty or Parent of Sub contained in this Agreement, or (ii) any failure by Parent or Sub to perform or comply with any covenant contained in this Agreement.

     7.4   STOCKHOLDER REPRESENTATIVES.

           (a) In the event that the Merger is approved, effective upon such vote, and without further act of any Stockholder, each of Tom Clements and Skip Maner shall be appointed as agent and attorney-in-fact (acting jointly the "STOCKHOLDER REPRESENTATIVE") for each Stockholder, for and on behalf of the Stockholders, to give and receive notices and communications, to authorize delivery to Parent of shares of Parent Common Stock from the Escrow Fund in satisfaction of claims by Parent, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Stockholder Representative for the accomplishment of the foregoing. Such agency may be changed by a meeting of the Stockholders from time to time upon not less than thirty (30) days prior written notice to Parent; PROVIDED, HOWEVER, that the Stockholder Representative may not be removed unless

Stockholders with a majority in interest in the Escrow Fund agree to such removal and to the identity of the substituted agent. Any vacancy in the position of Stockholder Representative may be filled by approval of the holders of a majority in interest in the Escrow Fund. No bond shall be required of the Stockholder Representative, and the Stockholder Representative shall not receive compensation for his or her services. Notices or communications to or from the Stockholder Representative shall constitute notice to or from each of the Stockholders.

           (b) The Stockholder Representative shall not be liable for any act done or omitted hereunder as Stockholder Representative while acting in good faith and in the exercise of reasonable judgment. The Stockholders on whose behalf the Escrow Amount was contributed to the Escrow Fund shall severally indemnify the Stockholder Representative and hold the Stockholder Representative harmless against any loss, liability or expense incurred without negligence or bad faith on the part of the Stockholder Representative and arising out of or in connection with the acceptance or administration of the Stockholder Representative's duties hereunder, including the reasonable fees and expenses of any legal counsel retained by the Stockholder Representative.

           (c) A decision, act, consent or instruction of the Stockholder Representative shall constitute a decision of all Stockholders for whom a portion of the Escrow Amount otherwise issuable to them are deposited in the Escrow Fund and shall be final, binding and conclusive upon each of such Stockholders, and the Escrow Agent and Parent may rely upon any such decision, act, consent or instruction of the Stockholder Representative as being the decision, act, consent or instruction of each and every such Stockholder. The Escrow Agent and Parent are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Stockholder Representative.

     7.5   THIRD PARTY CLAIMS.

           (a) Subject to subclause (b) below, in the event that a party seeking indemnity pursuant to this Agreement ("Indemnitee") shall become aware of a third-party claim with respect to any matter as to which the other party ("Indemnitor") has agreed to indemnify Indemnitee under the provisions of this Agreement (a "Third Party Claim"), Indemnitee shall give notice thereof in writing to Indemnitor together, in each instance, with a statement of such information respecting such Third Party Claim as Indemnitee shall then have. Indemnitor reserves the right to contest and defend by all appropriate legal or other proceedings any Third Party Claim with respect to which it has been called upon to indemnify Indemnitee under the provisions of this Agreement; provided, however, that notice of the intention so to contest shall be delivered to Indemnitee within twenty (20) calendar days from the date of receipt by Indemnitor of notice of the Third Party Claim. If Indemnitor assumes such defense, Indemnitee shall have the right to participate in, but not control, the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by Indemnitor. If Indemnitor shall have assumed the defense of any claim, Indemnitee shall not admit any liability with respect to, or settle, compromise or discharge, such claim without Indemnitor's prior written consent. If Indemnitor has not so assumed the defense of and Indemnitee settles, compromises or discharges any claim without Indemnitor's consent, such settlements, compromise of discharge shall not be conclusive as to the amount of Indemnitee's Losses, if any, with respect to such claim.

           (b) In the event Parent becomes aware of a Third-Party Claim in an amount exceeding the amount then held in the Escrow Fund which Parent believes is reasonably likely to result in a demand in excess of the Escrow Fund, Parent shall notify the Stockholder Representatives of such claim, and the Stockholder Representatives shall be entitled, at its expense, to participate in any defense of such claim. Parent shall have the right in its sole discretion to settle any such claim; PROVIDED, HOWEVER, that except with the consent of the Stockholder Representative, no settlement of any such claim with third-party claimants shall be determinative of the amount of any claim against the Escrow Fund. In the event that the Stockholder Representative has consented to any such settlement, the Stockholders shall have no power or authority to object under any provision of this Article VII to the amount of any claim by Parent against the Escrow Fund with respect to such settlement; provided that in no event shall any such claim expose the Stockholders to liability in excess of the Escrow Fund.

           (c) If the Stockholders Representatives shall have assumed the defense of any Third Party Claim, the Stockholders Representatives shall notify the Company and the Escrow Agent in writing of the amount of cash that is reasonably expected to be necessary for the management and resolution of such Third Party Claim, specifying in reasonable detail the individual items included in the amount. Unless the Company objects to such amount within 5 days of receiving such notice, the Escrow Agent shall deliver to the Stockholders Representatives out of the Escrow Fund, as promptly as practicable, shares of Parent Common Stock held in the Escrow Fund with a value equal to the amount requested in the notice. If the Company objects to the requested amount, the Company and the Stockholders Representatives shall negotiate in good faith to resolve such dispute and after such dispute is resolved, the Escrow Agent shall deliver to the Stockholders Representatives out of the Escrow Fund, as promptly as practicable, shares of Parent Common Stock held in the Escrow Fund with a value equal to the amount requested in the notice. For purposes of determining the number of shares of Parent Common Stock to be delivered to Parent out of the Escrow Fund pursuant to this Section 7.5(c), the shares of Parent Common Stock shall be valued at the Closing Price, which the parties shall certify to the Escrow Agent in writing.

     7.6   EXCLUSIVE REMEDY.

     (a) The maximum amount Parent may recover from the Stockholders pursuant to the indemnity set forth in this Article VII for breaches by the Company of the representations and warranties or covenants contained in this Agreement shall be limited to the amount of the Escrow Fund; PROVIDED, HOWEVER, that the maximum amount Parent may recover from any Principal Stockholder in respect of Losses arising out of fraudulent or deceitful statements included in the representations and warranties of the Company contained in this Agreement of which the Principal Stockholder had knowledge shall not be limited with respect to such Principal Shareholder who had such knowledge, but shall be limited with respect to each other Stockholder, but Parent shall seek recovery first from the Escrow Fund.

     (b)   Following the Closing, the rights to indemnification under this
Article VII shall be the exclusive remedy for the parties with respect to any Losses and none of the parties shall be entitled to pursue, and each hereby expressly waives as of the Closing, any and all other rights that may otherwise be available to them either at law or in equity with respect thereto, including all claims and causes of action, known and unknown, foreseen and unforeseen, which exist or may arise in the future, or which it otherwise might assert, under common law, federal or state securities laws, trade regulation laws, or Environmental Laws (including CERCLA or any other statutes now or hereafter in effect) by reason of this Agreement, the events giving rise to this Agreement and the transactions provided for herein or contemplated hereto or thereby (other than in respect of any confidentiality agreement between the parties). The parties hereby agree that all rights under Section 1542 of the Civil Code of the State of California are hereby waived to the extent necessary under California law to waive unknown or unsuspected claims waived in this SECTION 7.6(b). Section 1542 provides as follows: "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

     7.7 LIMITATIONS ON REPRESENTATIONS AND WARRANTIES. Each of the parties is a sophisticated legal entity that was advised by experienced counsel and, to the extent it deemed necessary, other advisors in connection with this Agreement. Accordingly, each of the parties hereby acknowledges that (i) no party has relied or will rely in respect of this Agreement or the transactions contemplated hereby upon any document or written or oral information previously furnished to or discovered by it or its representative, other than this Agreement including the schedules and exhibits hereto, (ii) there are no representations or warranties by or on behalf of any party hereto or any of its respective affiliates or representatives other than those expressly set forth in this Agreement and
(iii) the party's respective rights and obligations with respect to this Agreement and the events giving rise thereto will be solely as set forth in this Agreement.

                                ARTICLE VIII

                         [INTENTIONALLY LEFT BLANK]


                                 ARTICLE IX

                             GENERAL PROVISIONS

     9.1 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial messenger or courier service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice), PROVIDED, HOWEVER, that notices sent by mail will not be deemed given until received:

           (a)   if to Parent or Sub, to:

                 ProBusiness Services, Inc.
                 4125 Hopyard Road
                 Pleasanton, California  94588
                 Attention:  Thomas Sinton
                 Telephone No.: (925) 737-3500
                 Facsimile No: (925) 463-3844

                 with a copy to:

                 Wilson Sonsini Goodrich & Rosati
                 Professional Corporation
                 650 Page Mill Road
                 Palo Alto, California 94304
                 Attention:  Alan K. Austin, Esq.
                              Brian C. Erb, Esq.
                 Telephone No.:  (650) 493-9300
                 Facsimile No.:  (650) 493-6811

           (b)   if to the Company, to

                 Clemco, Inc.
                 5000 Peachtree Industrial Boulevard
                 Suite 150
                 Norcross, Georgia 30341
                 Attention:  Tom Clements
                 Telephone No.:  (770) 446-4060
                 Facsimile No.:   (770) 466-4070

                 with a copy to:

                 Dechert Price & Rhoads
                 4000 Bell Atlantic Tower
                 1717 Arch Street
                 Philadelphia, PA 19103
                 Attention:  Henry N. Nassau
                 Telephone No.:  (215) 994-4000
                 Facsimile No.:   (215) 994-2222

           (c)   if to the Principal Stockholders, to:

                 Thomas Clements
                 5000 Peachtree Industrial Boulevard
                 Suite 150
                 Norcross, Georgia 30341

                 Bradley Zeitlin
                 4248 Wievca Overlook
                 Atlanta, GA 30342

                 Robert Andes
                 5000 Peachtree Industrial Boulevard
                 Suite 150
                 Norcross, Georgia 30341

           (d)   if to the Stockholder Representatives to:

                 Tom Clements
                 5000 Peachtree Industrial Boulevard
                 Suite 150
                 Norcross, Georgia 30341

                 Charles Johnson
                 c/o Noro-Moseley Partners
                 4200 Northside Parkway, NW
                 Building 9
                 Atlanta, GA 30327

           (e)   if to the Escrow Agent, to:

                 U.S. Bank Trust, N.A.
                 One California Street, 4th Floor
                 San Francisco, CA 94111
                 Attention:  Barbara Wise
                 Telephone No.:    (415) 273-4530
                 Facsimile No.:    (415) 273-4593

     9.2 INTERPRETATION. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     9.3 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

     9.4 ENTIRE AGREEMENT; ASSIGNMENT. This Agreement, the Exhibits hereto, the Disclosure Schedule, and the documents and instruments and other agreements among the parties hereto referenced herein: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings both written and oral, among the parties with respect to the subject matter hereof; (b) are not intended to confer upon any other person any rights or remedies hereunder; and (c) shall not be assigned (other than by operation of law), except that Parent and Sub may assign their respective rights and delegate their respective obligations hereunder to their respective affiliates.

     9.5 SEVERABILITY. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

     9.6 OTHER REMEDIES. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

     9.7 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of any court within Cook County, State of Illinois, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of Illinois for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and such process.

     9.8 RULES OF CONSTRUCTION. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefor, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

     9.9 AMENDMENT. This Agreement may be amended at any time by execution of an instrument in writing signed on behalf of each of the Company, Parent, Sub and the Stockholder Representatives; PROVIDED, HOWEVER, that if such amendment relates to SECTION 7.2 then the Escrow

Agent must be a party to such amendment and if such amendment relates to
SECTION 7.5 each Principal Stockholder must be a party to such amendment.

     IN WITNESS WHEREOF, Parent, Sub, the Company, the Principal
Stockholders, the Stockholder Representative and the Escrow Agent have caused this Agreement to be signed, all as of the date first written above.


PROBUSINESS SERVICES, INC.              CLEMCO, INC.


By: /s/ Thomas H. Sinton                By: /s/  Thomas Clements
    ---------------------------------       ---------------------------------


RUNWAY ACQUISITION CORP.                PRINCIPAL STOCKHOLDERS
                                        (AS TO SECTION 7.7 ONLY AND ON A
                                        SEVERAL (AND NOT JOINT) BASIS)
By: /s/ Steven E. Klei
    ---------------------------------
                                        /s/ Thomas Clements
                                        -------------------------------------


STOCKHOLDER REPRESENTATIVES             /s/ Bradley Zeitlin
(AS TO THE PROVISIONS OF                -------------------------------------
ARTICLE VII ONLY)


/s/ Thomas Clements
-------------------------------------


/s/ Charles Johnson
-------------------------------------


ESCROW AGENT
(AS TO THE PROVISIONS OF
ARTICLE VII ONLY)


By: /s/ Barbara L. Wise
    ---------------------------------
Name:   Barbara Wise
Title:  Vice President

                             DISCLOSURE SCHEDULE

Section 2.3(a)

COMPANY CAPITAL STRUCTURE






See attached Capitalization Table.

Section 2.3(b)

COMPANY CAPITAL STRUCTURE






See attached Pre-Merger Conduit Options


Vesting Schedule:

Holders of options may exercise their options with respect to the percentage of shares set forth below only after completing the following periods of continuous service following the date of grant:

a. After twenty-four (24) months of continuous service, up to fifty percent (50%) of the shares;

b. After thirty-six (36) months of continuous service, up to seventy-five percent (75%) of the shares; and

c. After forty-eight (48) months of continuous service, up to one hundred percent (100%) of the shares.

The vesting of options will not be accelerated by the transactions contemplated by this Agreement.

Some options are granted that specify full vesting upon completion of a specific goal or goals. If the goal or goals are not met, the options terminate without vesting. On this basis there are currently 17,400 options which are fully vested:

       Adams          1200
       Andes          5000
       Armstrong      5000
       Arun           1200
       Funke          5000

Warrants:

Name of Holder                       Number of Shares
--------------                       ----------------
Croft & Bender, LLC                       100,000

Noro-Moseley Partners III, L.P.            45,750

Thomas J. Clements                          2,000

Brad Zeitlin                                2,250

TL Ventures III Offshore L.P.              62,495

CONVERSION RIGHTS OF PREFERRED STOCKHOLDERS

The Amended and Restated Articles of Incorporation of Clemco, Inc. provide that the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock (collectively, the "Preferred Stock") shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, into shares of common stock. Furthermore, should the holders of at least two-thirds of the then outstanding shares of all Preferred Stock so elect, each and every outstanding share of Preferred Stock shall automatically be converted into common stock. As of this Closing Date, all of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock have been converted into Common Stock.

VOTING TRUSTS, PROXIES, AGREEMENTS AND UNDERSTANDINGS

There is an arrangement between Tom Clements and Brad Zeitlin whereby Tom Clements has the power to exercise the voting rights of the shares of Brad Zeitlin.

Section 2.6

CONSENTS

Pursuant to Clemco, Inc.'s Designations of Preferences, Limitations, and Relative Rights of Preferred Stock (the "Certificate of Designations"), the affirmative vote of two-thirds (2/3) of the holders of Series A Preferred Stock and Series D Preferred Stock, each series voting as a separate class, is required before Clemco, Inc. can take any action to effect a Sale or Merger (as each term is defined in the Certificate of Designations), or to issue or sell twenty percent (20%) or more of Clemco, Inc.'s capital stock. The affirmative vote of at least two-thirds of the holders of Series A Preferred Stock and Series D Preferred Stock approving the Merger has been obtained.

Section 2.7

COMPANY FINANCIAL STATEMENTS





See attached Financial Statements

Section 2.9

CHANGES




1. Payment in the amount of $201,176.26 has been made to Bryan C. Toney in satisfaction of a certain Promissory Note dated August 31, 1994, as evidenced by a Release and Acknowledgment dated April 1, 1999 signed by Bryan C. Toney.

2. As described in greater detail in Section 2.12(a) of this Disclosure Schedule, Conduit Software, Inc. intends to amend their current lease to extend the term of the lease through June 14, 2002.

3.     The following options have been committed but not issued:

R. Folk                        2500
L. Mayer                       2500
F. Ni                          2500
J. Rodriguez                   2500
M. Dwiggins (new hire 5/3/99)  2500


4. As of this Closing Date, all shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock have been converted into Common Stock.

5.     Salary Increases:

EMPLOYEE       EFFECTIVE DATE    INCREASE       NEW COMPENSATION
--------       --------------    --------       ----------------
T. Ahart       4/1/99            $11,700.00     $101,700.00
R. Andes       5/1/99            $15,000.00     $135,000.00
R. Arun        4/1/99            $5,312.80      $58,990.80
D. Berry       4/1/99            $8,500.00      $72,000.00
S. Cullen      4/1/99            $9,000.00      $56,000.00
P. Ferrari     5/1/99            $35,000.00     $125,000.00
J. Sulsona     4/1/99            $7,500.00      $55,500.00
B. Zeitlin     5/1/99            $25,000.00     $150,000.00

6. Two employees, J. Turcotte and M. Hamilton, were terminated April 14, 1999. Each will receive severance pay for three months.

7. One employee, C. Wilkinson, was terminated April 19, 1999. He will receive severance pay for two weeks.

Section 2.11

RESTRICTIONS ON BUSINESS ACTIVITIES




None.

Section 2.12(a)

LEASED REAL PROPERTY


REAL PROPERTY            5000 Peachtree Industrial Boulevard
                             Suite 150
                             Norcross, Georgia  30071

LESSOR                   Regency Holdings, Inc.

LESSEE                   Conduit Software, Inc. f/k/a Information Management,
                         Inc.

DATE OF LEASE            March 6, 1997

TERM OF LEASE            April 15, 1997 - June 14, 1999

1998 AGGREGATE RENT PAID  $167,071 (base rent of $144,358 plus additional
                          Common Area surcharge)

CURRENT 1999 BASE RENT  $150,132 (prorated through June 14, 1999) plus additional Common Area surcharge.



Conduit Software, Inc. intends to enter into a First Amendment to Lease which would extend the term of the Lease through June 14, 2002. The Annual Base Rent for the first 12 months beginning June 15, 1999 would increase to $157,563.00

Section 2.12(b)

LIENS




Conduit Software, Inc. ("Conduit Software") has entered into an Accounts Receivable Purchase Agreement (the "Agreement") dated August 27, 1998 between Silicon Valley Financial Services ("Silicon Valley") and Conduit Software. Pursuant thereto, Conduit Software has granted Silicon Valley a continuing lien upon and security interest in Conduit Software's accounts, equipment, general intangibles, inventory and other property and assets. The security interest is to secure the prompt payment and performance to Silicon Valley of all obligations of Conduit Software under the Agreement.


Conduit Software, Inc. has entered into the following lease agreements, each of which grant a continuing lien upon and security interest in the leased equipment, inventory, property and/or assets for which each respective agreement was made:

Equipment Lease Agreement dated August 1, 1997 between Conduit Software, Inc. and Affiliated Corporate Services, Inc.

Business Equipment Lease dated June 17, 1997 between Conduit Software, Inc. and ACI Financial, Inc.

Lease Agreement dated May 12, 1998 between Conduit Software, Inc. and ACI Financial, Inc.

Lease Agreement dated May 19, 1998 between Conduit Software, Inc. and ACI Financial, Inc.

Section 2.13(b)

REGISTERED INTELLECTUAL PROPERTY RIGHTS


CONDUIT SOFTWARE, INC.

INTENT-TO-USE APPLICATIONS:

MARK                               SERIAL NO.          APPLICATION DATE
----                               ----------          -----------------
APPRECIATING THE HUMAN ASSET       75/400,437          December 5, 1997

HRCONNECT                          75/600,324          December 7, 1998


Conduit Software, Inc. has a pending patent application for "Networked System for Processing Database Information."



DOMAIN NAME REGISTRATIONS:

NAME                          CREATION DATE
----                          -------------
INFOMAN.COM                   July 7, 1992

CONDUITSOFT.COM               April 18, 1997

CLEMCO, INC.

INTENT-TO-USE APPLICATIONS:

MARK                          SERIAL NO.          APPLICATION DATE
----                          ----------          ----------------
CONDUIT SOFTWARE               Pending            April 16, 1997


Section 2.13(f)

PRODUCTS OF THE COMPANY


HR Connect - (Suite of web-based manager and employee self-service applications)

Intranet Application System (IAS) - (Robust internet based deployment architecture designed to facilitate the delivery of web based business processes)

Business Process Designer (BPD) - (Visual environment for rapidly developing and reconfiguring web based business processes)

Section 2.13(g)

CONTRACTS, LICENSES AND AGREEMENTS WITH RESPECT TO INTELLECTUAL PROPERTY



Consulting Services Agreement dated May 14, 1998 between Conduit Software, Inc. and Buck Consultants.

Letter Agreement for Software Demonstration and Support Services dated May 6, 1998 between Conduit Software, Inc. and Buck Consultants, Inc.

Customization and License Agreement dated December 8, 1998 between Conduit Software, Inc. and Buck Consultants, Inc.

Software License Agreement dated September 15, 1998 between Conduit Software, Inc. and Compuware Corporation, as amended by the Amendment dated September 11, 1998

5. Consulting Services Agreement dated September 15, 1998 between Conduit Software, Inc. and Compuware Corporation, as amended by the Amendment dated September 11, 1998

Support and Maintenance Services Agreement dated September 15, 1998 between Conduit Software, Inc. and Compuware Corporation, as amended by the Amendment dated September 11, 1998.

Business Partner Agreement dated August 25, 1998 between Cyborg Systems, Inc. and Conduit Software, Inc.

Customization and License Agreement dated October 16, 1998 between Conduit Software, Inc. and Cyborg Systems, Inc.

9. Software License Agreement dated March 3, 1998 between Conduit Software, Inc. and Fujitsu Computer Products of America, Inc.

Industry Anchor License Agreement dated December 11, 1997 between Genentech, Inc. and Conduit Software, Inc., as amended by Amendment #1 dated December 16, 1997.

Referral Partner Program Agreement dated September 8, 1998 between Infinium Software, Inc. and Conduit Software, Inc.

12. Customization and License Agreement dated March 10, 1998 between Conduit Software, Inc. and Infinium Software, Inc.

13. Distribution Agreement dated September 25, 1998 between Infinium Software, Inc. and Conduit Software, Inc.

14. Customization and License Agreement dated August 25, 1998 between Conduit Software, Inc. and InterVoice, Inc.

15. Industry Anchor Software License Agreement dated October 8, 1997 between The Santa Cruz Operation, Inc. and Conduit Software, Inc.

16. OEM Software License Agreement dated May 19, 1998 between Clarus Corporation f/k/a SQL Financials International, Inc. and Conduit Software, Inc.

Business Partner Agreement dated January 8, 1999 between Conduit Software, Inc. and Cambridge Technology Partners.

18. Industry Anchor License Agreement dated July 1, 1997 between Conduit Software, Inc. and Fujitsu America, Inc.

19. Agreement for Provision of Consulting Services dated February 5, 1999 between Core Concept, Inc. and Conduit Software, Inc.

20. A series of Consulting Services Contracts/Proposals dated July 17, 1998, September 22, 1998, October 2, 1998, February 1, 1999 and February 25, 1999, respectively, between Conduit Software, Inc. and Gardner Consulting, Inc.

21. Services Engagement Form and related Statement of Work dated March 4, 1999 between Cambridge Technology Partners, Inc. and Conduit Software, Inc. (Project: Buck Deployment).

22. Services Engagement Form and related Statement of Work dated March 4, 1999 between Cambridge Technology Partners, Inc. and Conduit Software, Inc. (Project: Conduit Internal Development).

23. Confidentiality and Assignment Agreement between Conduit Software, Inc. and Leslie M. Robertson, d/b/a Robert Scribe, Inc.

24. (i) Confidentiality and Assignment Agreement between Conduit Software, Inc., Paul Gardner, d/b/a Paul Gardner Consulting, and Robert Rogan, Alan Conover, James Daly, Charles Morris, and Victor Randy Lucia.

     (ii) Work for Hire Agreement between INTRAbase Solutions, Inc. and Intermind Consulting, Inc. dated March 1, 1998 signed by Charles Morris and Jim Daly.

    (iii) Work for Hire Agreement between Gardner Consulting, Inc. and Alan Conover dated September 28, 1998.

     (iv) Work for Hire Agreement between Gardner Consulting, Inc. and Robert Rogan dated September 28, 1998.

25. Confidentiality and Assignment Agreement between Conduit Software, Inc., Nandu Nandakumar, d/b/a Core Concept, Inc. and Pavan Kondur.

26. Confidentiality and Assignment Agreement between Conduit Software, Inc. and Lawrence M. Proman, d/b/a LMP Software, Inc.

27. (i) Consultant Employment Agreement between JVC Technologies, Inc. and Liza Pierro-Pulsifer dated March 2, 1998.

     (ii) Professional Services Agreement between JVC Technologies, Inc. and Conduit Software, Inc. dated March 3, 1998.

28. (i) Confidentiality and Assignment Agreement between Conduit Software, Staffing Technologies L.L.C., d/b/a STAFF Tech, Inc., Liza Pulsifer and Robert Wen.

     (ii) Agreement Between Supplier Employee and Conduit Software dated February 2, 1999 signed by Liza Pulsifer.

    (iii) Agreement Between Supplier Employee and Conduit Software dated March 24, 1999 signed by Robert Wen.

29. Consulting Agreement between Information Management, Inc. and Bryan C. Toney dated August 31, 1994.

30. Services Engagement Form and related Statement of Work dated April 26, 1999 between Cambridge Technology Partners, Inc. and Conduit Software, Inc.

Section 2.13(h)

OBLIGATIONS AND DUTIES WITH RESPECT TO INTELLECTUAL PROPERTY RIGHTS




1. Customization and License Agreement dated December 8, 1998 between Conduit Software, Inc. and Buck Consultants, Inc.

2. Software License Agreement dated September 15, 1998 between Conduit Software, Inc. and Compuware Corporation, as amended by the Amendment dated September 11, 1998.

3. Software License Agreement dated March 3, 1998 between Conduit Software, Inc. and Fujitsu Computer Products of America, Inc.

4. Customization and License Agreement dated March 10, 1998 between Conduit Software, Inc. and Infinium Software, Inc.

5. Customization and License Agreement dated August 25, 1998 between Conduit Software, Inc. and InterVoice, Inc.

6. OEM Software License Agreement dated May 19, 1998 between Clarus Corporation f/k/a SQL Financials International, Inc. and Conduit Software, Inc.

Section 2.13(j)

DEADLINES POST-CLOSING WITH RESPECT TO INTELLECTUAL PROPERTY



None.



                                      -xviii-

Section 2.13(k)

CLARUS RIGHTS TO HR CONNECT


Pursuant to the Settlement and License Agreement between Conduit Software, Inc. and Clarus Corporation dated April 27, 1999, Conduit has granted Clarus a non-exclusive license to use the demonstration version of the HR Connect Software Product, subject to certain restrictions (the "Self Service Demo"). Conduit has acknowledged that Clarus has been exposed to certain Confidential Information of Conduit, and Conduit waives its rights to any claims of infringement or misuse or misappropriation of such Confidential Information against Clarus insofar as Clarus creates a competitive product with the features and functionality of the Self Service Demo.

Section 2.14(a)

AGREEMENTS, CONTRACTS AND COMMITMENTS


Conduit Software, Inc. has entered into the following consulting agreements:

Agreement for Provision of Consulting Services dated February 5, 1999 between Core Concept, Inc. and Conduit Software, Inc.

A series of Consulting Services Contracts/Proposals dated July 17, 1998, September 22, 1998, October 2, 1998, February 1, 1999 and February 25, 1999, respectively, between Conduit Software, Inc. and Gardner Consulting, Inc.

Services Engagement Form and related Statement of Work dated March 4, 1999 between Cambridge Technology Partners, Inc. and Conduit Software, Inc. (Project: Buck Deployment).

4. Services Engagement Form and related Statement of Work dated March 4, 1999 between Cambridge Technology Partners, Inc. and Conduit Software, Inc. (Project: Conduit Internal Development).

5. Consulting Agreement between Information Management, Inc. and Bryan C. Toney dated August 31, 1994.

Clemco, Inc. has adopted the Clemco, Inc. Stock Incentive Plan (the "Plan"), has entered into Clemco, Inc. Stock Incentive Plan Exercise and Shareholder Agreements with various Employees and Key Persons (each as defined in the Plan) and has issued Clemco, Inc. Stock Incentive Plan Stock Option Grant Certificates in accordance with the Plan.

Conduit Software, Inc. has entered into the following lease agreements for lease of personal property:

Equipment Lease Agreement dated August 1, 1997 between Conduit Software, Inc. and Affiliated Corporate Services, Inc.

Business Equipment Lease dated June 17, 1997 between Conduit Software, Inc. and ACI Financial, Inc.

Lease Agreement dated May 12, 1998 between Conduit Software, Inc. and ACI Financial, Inc.

Lease Agreement dated May 19, 1998 between Conduit Software, Inc. and ACI Financial, Inc.

Conduit Software, Inc. has entered into the following accounts receivable purchase agreement:

Accounts Receivable Purchase Agreement dated August 27, 1998 between Silicon Valley Financial Services and Conduit Software, Inc.

Conduit Software, Inc. has entered into the following material agreements with its customers:

Consulting Services Agreement dated May 14, 1998 between Conduit Software, Inc. and Buck Consultants.

Letter Agreement for Software Demonstration and Support Services dated May 6, 1998 between Conduit Software, Inc. and Buck Consultants, Inc.

Customization and License Agreement dated December 8, 1998 between Conduit Software, Inc. and Buck Consultants, Inc.

Software License Agreement dated September 15, 1998 between Conduit Software, Inc. and Compuware Corporation, as amended by the Amendment dated September 11, 1998
                                      -xx-

5. Consulting Services Agreement dated September 15, 1998 between Conduit Software, Inc. and Compuware Corporation, as amended by the Amendment dated September 11, 1998

Support and Maintenance Services Agreement dated September 15, 1998 between Conduit Software, Inc. and Compuware Corporation, as amended by the Amendment dated September 11, 1998.

Business Partner Agreement dated August 25, 1998 between Cyborg Systems, Inc. and Conduit Software, Inc.

Customization and License Agreement dated October 16, 1998 between Conduit Software, Inc. and Cyborg Systems, Inc.

9. Software License Agreement dated March 3, 1998 between Conduit Software, Inc. and Fujitsu Computer Products of America, Inc.

Industry Anchor License Agreement dated December 11, 1997 between Genentech, Inc. and Conduit Software, Inc., as amended by Amendment #1 dated December 16, 1997.

Referral Partner Program Agreement dated September 8, 1998 between Infinium Software, Inc. and Conduit Software, Inc.

12. Customization and License Agreement dated March 10, 1998 between Conduit Software, Inc. and Infinium Software, Inc.

13. Distribution Agreement dated September 25, 1998 between Infinium Software, Inc. and Conduit Software, Inc.

14. Customization and License Agreement dated August 25, 1998 between Conduit Software, Inc. and InterVoice, Inc.

15. Industry Anchor Software License Agreement dated October 8, 1997 between The Santa Cruz Operation, Inc. and Conduit Software, Inc.

16. OEM Software License Agreement dated May 19, 1998 between Clarus Corporation f/k/a SQL Financials International, Inc. and Conduit Software, Inc.

Business Partner Agreement dated January 8, 1999 between Conduit Software, Inc. and Cambridge Technology Partners.

18. Industry Anchor License Agreement dated July 1, 1997 between Conduit Software, Inc. and Fujitsu America, Inc.

Section 2.17

LITIGATION




None.

Section 2.20

THIRD PARTY EXPENSES



ESTIMATES

Legal: Fees         $130,000
       Costs        $4,170

Accounting:         $49,000-$50,000


                                      -xxiii-

Section 2.21(b)

COMPANY EMPLOYEE PLANS AND EMPLOYEE AGREEMENTS



1.     Clemco, Inc. Stock Incentive Plan

2.     Conduit Software, Inc. 401(k) Plan

Section 2.22

INSURANCE POLICIES


Master Insurance Policy - Policy No. 1 MP 301086841 04 through Poe & Brown of Georgia, Inc.

Workers' Compensation Policy - Policy No. 0217123988 through Poe & Brown of Georgia, Inc.

3. Thomas J. Clements Life Insurance Policy - Policy No. 14054746 through Northwestern Mutual Life Insurance

Section 5.5

AFFILIATES



1.     Thomas Clements

2.     Noro-Moseley Partners III L.P.

3.     TL Ventures III L.P.

4.     TL Ventures III Offshore L.P.

5.     TL Ventures III Interfund L.P.

6.     Walter P. Maner, IV

7.     David Hanna

8.     Charles A. Johnson

9.     Dr. Jac Fitz-Enz